Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	January 18, 2017
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Fourth Quarter 2016 Net Income, an Increase of 54% Over Prior Year, and Record Full-Year 2016 Net Income of $206.9 million, an Increase of 32% Over Prior Year

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $54.6 million or $0.94 per diluted common share for the fourth quarter of 2016 compared to net income of $53.1 million or $0.92 per diluted common share for the third quarter of 2016 and $35.5 million or $0.64 per diluted common share for the fourth quarter of 2015. The Company recorded net income of $206.9 million or $3.66 per diluted common share for the year ended 2016 compared to net income of $156.7 million or $2.93 per diluted common share for the same period of 2015.

Highlights of the Fourth Quarter of 2016 *:

•
Total loans, excluding covered loans and mortgage loans held-for-sale, increased by $602 million, or 13% on an annualized basis, to $19.7 billion. Loan growth included $79 million of loans acquired in relation to the acquisition of First Community Financial Corporation ("FCFC"), which was completed in mid-November.

•	Total assets increased by $347 million and now total $25.7 billion.

•	Total deposits increased by $511 million to $21.7 billion. Non-interest bearing deposit accounts comprise 27% of total deposits.

•
Mortgage banking revenue remained strong, totaling $35.5 million during the fourth quarter, which included a $1.2 million positive fair value adjustment related to mortgage servicing rights assets. Origination volumes totaled $1.2 billion in that period.

•
Net charge-offs, excluding covered loans, decreased to $2.8 million. Net charge-offs as a percentage of average total loans, excluding covered loans, decreased to 6 bps compared to 12 bps during the third quarter.

•	Net interest income increased $6.1 million primarily as a result of earning assets growth.

•	Acquisition and non-operating compensation charges totaled $1.0 million during the quarter.

•	Recorded a $717,000 loss on extinguishment of debt as a result of the prepayment of $262 million of Federal Home Loan Bank advances.

* See "Supplemental Financial Measures/Ratios" on pages 10-11 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “Wintrust reported record net income of $54.6 million for the fourth quarter 2016 and record annual net income of $206.9 million for the full year of 2016. These results were driven by our continued strong asset growth throughout 2016 while maintaining our commitment to controlling operating expenses with our net overhead ratio ending 2016 at 1.47%, which is below our previously stated goal of 1.50%. The fourth quarter of 2016 was also characterized by continued deposit growth, strong performance from our mortgage banking activities, stable credit quality metrics and the acquisition of First Community Financial Corporation."

Mr. Wehmer continued, “Excluding covered loans and mortgage loans held-for-sale, we grew our loan portfolio by $602 million during the fourth quarter, which included $79 million of loans acquired in relation to the acquisition of First Community Financial Corporation. The increased loan volumes and stable net interest margin during the quarter resulted in an increase in net interest income of $6.1 million. Our loan pipelines remain consistently strong and we are well positioned for rising interest rates in the future. Strong deposit growth continued in the fourth quarter of 2016 as deposits increased $511 million over the third quarter of 2016, which included $150 million from the acquisition of First Community Financial Corporation, with total deposits reaching $21.7 billion as of the end of the fourth quarter. Demand deposits increased $216 million in the fourth quarter, now totaling $5.9 billion and comprising 27% of our overall deposit base."

Commenting on credit quality, Mr. Wehmer noted, “During the fourth quarter of 2016, the Company has continued its practice of timely addressing and resolving non-performing credits. Excluding covered loans, net charge-offs totaled $2.8 million in the current quarter, decreasing $2.9 million from the third quarter of 2016. Additionally, net charge-offs as a percentage of average total loans decreased to 0.06% from 0.12% in the third quarter. Total non-performing loans as a percentage of total loans, excluding covered loans, remained steady at 0.44% at the end of the year. Additionally, the allowance for loan losses as a percentage of non-performing loans, excluding covered loans, remained strong at 140%. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, “Mortgage banking revenue in the fourth quarter totaled $35.5 million, a slight increase of $777,000 compared to the third quarter of 2016. Revenue for the fourth quarter of 2016 was impacted by a $1.2 million positive fair value adjustment on mortgage servicing rights assets. Despite typical seasonality, our mortgage operations experienced strong origination volumes in the fourth quarter totaling $1.2 billion for the period compared to $1.3 billion during the third quarter of 2016 and $808.9 million during the fourth quarter of 2015. Given the recent rise in interest rates and typical seasonality, we expect originations to decrease in the first quarter of 2017. However, we continue to look for opportunities to further enhance the mortgage banking business both organically and through acquisitions."

Turning to the future, Mr. Wehmer stated, “The past year marked the 25th anniversary of the founding of Wintrust's first bank. Since our beginning in 1991, we have focused on serving our customers, communities, employees and shareholders, and will continue to take a steady and measured approach to achieve our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value. We expect our growth engine to continue its momentum into 2017 in all areas of our business. Loan growth at the end of the current quarter should add to this momentum as period-end loan balances, excluding loans held-for-sale and covered loans, exceeded the fourth quarter average balances by approximately $472 million. Additionally, investing excess liquidity held at year-end and the benefit from anticipated interest rate increases should have a positive impact on net interest margin and net interest income. Evaluating strategic acquisitions and organic branch growth will continue to be a part of our overall growth strategy with the goal of becoming Chicago’s bank and Wisconsin’s bank. Our opportunities for both internal growth and external growth remain consistently strong."

The graphs below illustrate certain highlights of the fourth quarter of 2016.

Wintrust’s key operating measures and growth rates for the fourth quarter of 2016, as compared to the sequential and linked quarters, are shown in the table below:

				% or(4) basis point (bp)change from 3rd Quarter 2016		% or basis point (bp) change from 4th Quarter 2015
	Three Months Ended
(Dollars in thousands)	December 31, 2016	September 30, 2016	December 31, 2015
Net income	$54,608	$53,115	$35,512	3%		54%
Net income per common share – diluted	$0.94	$0.92	$0.64	2%		47%
Net revenue (1)	$276,053	$271,240	$232,296	2%		19%
Net interest income	$190,778	$184,636	$167,206	3%		14%
Net interest margin	3.21%	3.21%	3.26%	—	bp	(5)	bp
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.23%	3.24%	3.29%	(1)	bp	(6)	bp
Net overhead ratio (3)	1.48%	1.44%	1.82%	4	bp	(34)	bp
Return on average assets	0.85%	0.85%	0.63%	—	bp	22	bp
Return on average common equity	8.32%	8.20%	6.03%	12	bp	229	bp
Return on average tangible common equity (non-GAAP) (2)	10.68%	10.55%	8.12%	13	bp	256	bp
At end of period
Total assets	$25,668,553	$25,321,759	$22,909,348	5%		12%
Total loans, excluding loans held-for-sale, excluding covered loans	19,703,172	19,101,261	17,118,117	13%		15%
Total loans, including loans held-for-sale, excluding covered loans	20,121,546	19,660,895	17,506,155	9%		15%
Total deposits	21,658,632	21,147,655	18,639,634	10%		16%
Total shareholders’ equity	2,695,617	2,674,474	2,352,274	3%		15%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See "Supplemental Financial Measures/Ratios" for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Years Ended
(Dollars in thousands, except per share data)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Selected Financial Condition Data (at end of period):
Total assets	$25,668,553	$25,321,759	$22,909,348
Total loans, excluding loans held-for-sale and covered loans	19,703,172	19,101,261	17,118,117
Total deposits	21,658,632	21,147,655	18,639,634
Junior subordinated debentures	253,566	253,566	268,566
Total shareholders’ equity	2,695,617	2,674,474	2,352,274
Selected Statements of Income Data:
Net interest income	$190,778	$184,636	$167,206	$722,193	$641,529
Net revenue (1)	276,053	271,240	232,296	1,047,623	913,126
Net income	54,608	53,115	35,512	206,875	156,749
Net income per common share – Basic	$0.98	$0.96	$0.66	$3.83	$3.05
Net income per common share – Diluted	$0.94	$0.92	$0.64	$3.66	$2.93
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.21%	3.21%	3.26%	3.24%	3.34%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.23%	3.24%	3.29%	3.26%	3.36%
Non-interest income to average assets	1.32%	1.38%	1.16%	1.34%	1.29%
Non-interest expense to average assets	2.80%	2.82%	2.98%	2.81%	2.99%
Net overhead ratio (3)	1.48%	1.44%	1.82%	1.47%	1.70%
Return on average assets	0.85%	0.85%	0.63%	0.85%	0.75%
Return on average common equity	8.32%	8.20%	6.03%	8.37%	7.15%
Return on average tangible common equity (non-GAAP) (2)	10.68%	10.55%	8.12%	10.90%	9.44%
Average total assets	$25,611,060	$24,879,252	$22,225,112	$24,292,231	$20,999,837
Average total shareholders’ equity	2,689,876	2,651,684	2,347,545	2,549,929	2,232,989
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	89.6%	89.8%	90.2%	90.9%	89.9%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	89.9%	90.3%	91.0%	91.4%	91.0%
Common Share Data at end of period:
Market price per common share	$72.57	$55.57	$48.52
Book value per common share (2)	$47.12	$46.86	$43.42
Tangible common book value per share (2)	$37.08	$37.06	$33.17
Common shares outstanding	51,880,540	51,714,683	48,383,279
Other Data at end of period:(6)
Leverage Ratio (4)	8.9%	9.0%	9.1%
Tier 1 capital to risk-weighted assets (4)	9.7%	9.8%	10.0%
Common equity Tier 1 capital to risk-weighted assets (4)	8.6%	8.7%	8.4%
Total capital to risk-weighted assets (4)	11.9%	12.1%	12.2%
Allowance for credit losses (5)	$123,964	$119,341	$106,349
Non-performing loans	87,454	83,128	84,057
Allowance for credit losses to total loans (5)	0.63%	0.62%	0.62%
Non-performing loans to total loans	0.44%	0.44%	0.49%
Number of:
Bank subsidiaries	15	15	15
Banking offices	155	152	152

(1)	Net revenue includes net interest income and non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)
(In thousands)	December 31, 2016	September 30, 2016	December 31, 2015
Assets
Cash and due from banks	$267,194	$242,825	$271,454
Federal funds sold and securities purchased under resale agreements	2,851	4,122	4,341
Interest bearing deposits with banks	980,457	816,104	607,782
Available-for-sale securities, at fair value	1,724,667	1,650,096	1,716,388
Held-to-maturity securities, at amortized cost	635,705	932,767	884,826
Trading account securities	1,989	1,092	448
Federal Home Loan Bank and Federal Reserve Bank stock	133,494	129,630	101,581
Brokerage customer receivables	25,181	25,511	27,631
Mortgage loans held-for-sale	418,374	559,634	388,038
Loans, net of unearned income, excluding covered loans	19,703,172	19,101,261	17,118,117
Covered loans	58,145	95,940	148,673
Total loans	19,761,317	19,197,201	17,266,790
Allowance for loan losses	(122,291)	(117,693)	(105,400)
Allowance for covered loan losses	(1,322)	(1,422)	(3,026)
Net loans	19,637,704	19,078,086	17,158,364
Premises and equipment, net	597,301	597,263	592,256
Lease investments, net	129,402	116,355	63,170
Accrued interest receivable and other assets	593,796	660,923	597,099
Trade date securities receivable	—	677	—
Goodwill	498,587	485,938	471,761
Other intangible assets	21,851	20,736	24,209
Total assets	$25,668,553	$25,321,759	$22,909,348
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$5,927,377	$5,711,042	$4,836,420
Interest bearing	15,731,255	15,436,613	13,803,214
Total deposits	21,658,632	21,147,655	18,639,634
Federal Home Loan Bank advances	153,831	419,632	853,431
Other borrowings	262,486	241,366	265,785
Subordinated notes	138,971	138,943	138,861
Junior subordinated debentures	253,566	253,566	268,566
Trade date securities payable	—	—	538
Accrued interest payable and other liabilities	505,450	446,123	390,259
Total liabilities	22,972,936	22,647,285	20,557,074
Shareholders’ Equity:
Preferred stock	251,257	251,257	251,287
Common stock	51,978	51,811	48,469
Surplus	1,365,781	1,356,759	1,190,988
Treasury stock	(4,589)	(4,522)	(3,973)
Retained earnings	1,096,518	1,051,748	928,211
Accumulated other comprehensive loss	(65,328)	(32,579)	(62,708)
Total shareholders’ equity	2,695,617	2,674,474	2,352,274
Total liabilities and shareholders’ equity	$25,668,553	$25,321,759	$22,909,348

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Years Ended
(In thousands, except per share data)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Interest income
Interest and fees on loans	$199,155	$190,189	$169,501	$741,001	$651,831
Interest bearing deposits with banks	1,541	1,156	493	4,236	1,486
Federal funds sold and securities purchased under resale agreements	1	1	—	4	4
Investment securities	12,954	15,496	16,405	62,038	61,006
Trading account securities	32	18	25	75	108
Federal Home Loan Bank and Federal Reserve Bank stock	1,144	1,094	857	4,287	3,232
Brokerage customer receivables	186	195	206	816	797
Total interest income	215,013	208,149	187,487	812,457	718,464
Interest expense
Interest on deposits	16,413	15,621	12,617	58,409	48,863
Interest on Federal Home Loan Bank advances	2,439	2,577	2,684	10,886	9,110
Interest on other borrowings	1,074	1,137	1,007	4,355	3,627
Interest on subordinated notes	1,779	1,778	1,777	7,111	7,105
Interest on junior subordinated debentures	2,530	2,400	2,196	9,503	8,230
Total interest expense	24,235	23,513	20,281	90,264	76,935
Net interest income	190,778	184,636	167,206	722,193	641,529
Provision for credit losses	7,350	9,571	9,059	34,084	32,942
Net interest income after provision for credit losses	183,428	175,065	158,147	688,109	608,587
Non-interest income
Wealth management	19,512	19,334	18,634	76,018	73,452
Mortgage banking	35,489	34,712	23,317	128,743	115,011
Service charges on deposit accounts	8,054	8,024	7,210	31,210	27,384
Gains (losses) on investment securities, net	1,575	3,305	(79)	7,645	323
Fees from covered call options	1,476	3,633	3,629	11,470	15,364
Trading gains (losses), net	1,007	(432)	205	91	(247)
Operating lease income, net	5,171	4,459	1,973	16,441	2,728
Other	12,991	13,569	10,201	53,812	37,582
Total non-interest income	85,275	86,604	65,090	325,430	271,597
Non-interest expense
Salaries and employee benefits	104,735	103,718	99,780	405,158	382,080
Equipment	9,532	9,449	8,799	37,055	32,889
Operating lease equipment depreciation	4,219	3,605	1,202	13,259	1,749
Occupancy, net	14,254	12,767	13,062	50,912	48,880
Data processing	7,687	7,432	7,284	28,776	26,940
Advertising and marketing	6,691	7,365	5,373	24,776	21,924
Professional fees	5,425	5,508	4,387	20,411	18,225
Amortization of other intangible assets	1,158	1,085	1,324	4,789	4,621
FDIC insurance	4,726	3,686	3,317	16,065	12,386
OREO expense, net	1,843	1,436	2,598	5,187	4,483
Other	20,101	20,564	19,703	75,297	74,242
Total non-interest expense	180,371	176,615	166,829	681,685	628,419
Income before taxes	88,332	85,054	56,408	331,854	251,765
Income tax expense	33,724	31,939	20,896	124,979	95,016
Net income	$54,608	$53,115	$35,512	$206,875	$156,749
Preferred stock dividends and discount accretion	3,629	3,628	3,629	14,513	10,869
Net income applicable to common shares	$50,979	$49,487	$31,883	$192,362	$145,880
Net income per common share - Basic	$0.98	$0.96	$0.66	$3.83	$3.05
Net income per common share - Diluted	$0.94	$0.92	$0.64	$3.66	$2.93
Cash dividends declared per common share	$0.12	$0.12	$0.11	$0.48	$0.44
Weighted average common shares outstanding	51,812	51,679	48,371	50,278	47,838
Dilutive potential common shares	4,152	4,047	4,005	3,994	4,099
Average common shares and dilutive common shares	55,964	55,726	52,376	54,272	51,937

EARNINGS PER SHARE

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Years Ended
(In thousands, except per share data)		December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net income		$54,608	$53,115	$35,512	$206,875	$156,749
Less: Preferred stock dividends and discount accretion		3,629	3,628	3,629	14,513	10,869
Net income applicable to common shares—Basic	(A)	50,979	49,487	31,883	192,362	145,880
Add: Dividends on convertible preferred stock, if dilutive		1,578	1,578	1,579	6,313	6,314
Net income applicable to common shares—Diluted	(B)	52,557	51,065	33,462	198,675	152,194
Weighted average common shares outstanding	(C)	51,812	51,679	48,371	50,278	47,838
Effect of dilutive potential common shares:
Common stock equivalents		1,052	938	935	894	1,029
Convertible preferred stock, if dilutive		3,100	3,109	3,070	3,100	3,070
Weighted average common shares and effect of dilutive potential common shares	(D)	55,964	55,726	52,376	54,272	51,937
Net income per common share:
Basic	(A/C)	$0.98	$0.96	$0.66	$3.83	$3.05
Diluted	(B/D)	$0.94	$0.92	$0.64	$3.66	$2.93

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share, net income applicable to common shares is not adjusted by the associated preferred dividends.

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company's interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars and shares in thousands)	2016	2016	2016	2016	2015	2016	2015
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$215,013	$208,149	$197,064	$192,231	$187,487	$812,457	$718,464
Taxable-equivalent adjustment:
- Loans	666	584	523	509	430	2,282	1,431
- Liquidity Management Assets	815	963	932	920	866	3,630	3,221
- Other Earning Assets	17	9	8	6	13	40	57
(B) Interest Income - FTE	$216,511	$209,705	$198,527	$193,666	$188,796	$818,409	$723,173
(C) Interest Expense (GAAP)	24,235	23,513	21,794	20,722	20,281	90,264	76,935
(D) Net Interest Income - FTE (B minus C)	$192,276	$186,192	$176,733	$172,944	$168,515	$728,145	$646,238
(E) Net Interest Income (GAAP) (A minus C)	$190,778	$184,636	$175,270	$171,509	$167,206	$722,193	$641,529
Net interest margin (GAAP-derived)	3.21%	3.21%	3.24%	3.29%	3.26%	3.24%	3.34%
Net interest margin - FTE	3.23%	3.24%	3.27%	3.32%	3.29%	3.26%	3.36%
(F) Non-interest income	$85,275	$86,604	$84,799	$68,752	$65,090	$325,430	$271,597
(G) Gains (losses) on investment securities, net	1,575	3,305	1,440	1,325	(79)	7,645	323
(H) Non-interest expense	180,371	176,615	170,969	153,730	166,829	681,685	628,419
Efficiency ratio (H/(E+F-G))	65.71%	65.92%	66.11%	64.34%	71.79%	65.55%	68.84%
Efficiency ratio - FTE (H/(D+F-G))	65.36%	65.54%	65.73%	63.96%	71.39%	65.18%	68.49%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$2,695,617	$2,674,474	$2,623,595	$2,418,442	$2,352,274
(I) Less: Convertible preferred stock	(126,257)	(126,257)	(126,257)	(126,257)	(126,287)
Less: Non-convertible preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
Less: Intangible assets	(520,438)	(506,674)	(507,916)	(508,005)	(495,970)
(J) Total tangible common shareholders’ equity	$1,923,922	$1,916,543	$1,864,422	$1,659,180	$1,605,017
Total assets	$25,668,553	$25,321,759	$24,420,616	$23,488,168	$22,909,348
Less: Intangible assets	(520,438)	(506,674)	(507,916)	(508,005)	(495,970)
(K) Total tangible assets	$25,148,115	$24,815,085	$23,912,700	$22,980,163	$22,413,378
Tangible common equity ratio (J/K)	7.7%	7.7%	7.8%	7.2%	7.2%
Tangible common equity ratio, assuming full conversion of convertible preferred stock ((J-I)/K)	8.2%	8.2%	8.3%	7.8%	7.7%
Calculation of book value per share
Total shareholders’ equity	$2,695,617	$2,674,474	$2,623,595	$2,418,442	$2,352,274
Less: Preferred stock	(251,257)	(251,257)	(251,257)	(251,257)	(251,287)
(L) Total common equity	$2,444,360	$2,423,217	$2,372,338	$2,167,185	$2,100,987
(M) Actual common shares outstanding	51,881	51,715	51,619	48,519	48,383
Book value per common share (L/M)	$47.12	$46.86	$45.96	$44.67	$43.42
Tangible common book value per share (J/M)	$37.08	$37.06	$36.12	$34.20	$33.17

Calculation of return on average common equity
(N) Net income applicable to common shares	50,979	49,487	46,413	45,483	31,883	192,362	145,880
Add: After-tax intangible asset amortization	716	677	781	812	834	2,986	2,879
(O) Tangible net income applicable to common shares	51,695	50,164	47,194	46,295	32,717	195,348	148,759
Total average shareholders' equity	2,689,876	2,651,684	2,465,732	2,389,770	2,347,545	2,549,929	2,232,989
Less: Average preferred stock	(251,257)	(251,257)	(251,257)	(251,262)	(251,293)	(251,258)	(191,416)
(P) Total average common shareholders' equity	2,438,619	2,400,427	2,214,475	2,138,508	2,096,252	2,298,671	2,041,573
Less: Average intangible assets	(513,017)	(508,812)	(507,439)	(495,594)	(497,199)	(506,241)	(466,225)
(Q) Total average tangible common shareholders’ equity	1,925,602	1,891,615	1,707,036	1,642,914	1,599,053	1,792,430	1,575,348
Return on average common equity, annualized (N/P)	8.32%	8.20%	8.43%	8.55%	6.03%	8.37%	7.15%
Return on average tangible common equity, annualized (O/Q)	10.68%	10.55%	11.12%	11.33%	8.12%	10.90%	9.44%

LOANS

Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	December 31, 2016	September 30, 2016	December 31, 2015	From (1) September 30, 2016	From December 31, 2015
Balance:
Commercial	$6,005,422	$5,951,544	$4,713,909	4%	27%
Commercial real estate	6,196,087	5,908,684	5,529,289	19	12
Home equity	725,793	742,868	784,675	(9)	(8)
Residential real estate	705,221	663,598	607,451	25	16
Premium finance receivables - commercial	2,478,581	2,430,233	2,374,921	8	4
Premium finance receivables - life insurance	3,470,027	3,283,359	2,961,496	23	17
Consumer and other	122,041	120,975	146,376	4	(17)
Total loans, net of unearned income, excluding covered loans	$19,703,172	$19,101,261	$17,118,117	13%	15%
Covered loans	58,145	95,940	148,673	(157)	(61)
Total loans, net of unearned income	$19,761,317	$19,197,201	$17,266,790	12%	14%
Mix:
Commercial	30%	31%	27%
Commercial real estate	31	31	32
Home equity	4	4	5
Residential real estate	4	3	3
Premium finance receivables - commercial	12	13	14
Premium finance receivables - life insurance	18	17	17
Consumer and other	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	99%
Covered loans	—	—	1
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

Commercial and Commercial Real Estate Loan Portfolios

As of December 31, 2016		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial, industrial and other	$3,744,712	30.7%	$13,441	$174	$29,831
Franchise	869,721	7.1	—	—	4,744
Mortgage warehouse lines of credit	204,225	1.7	—	—	1,548
Asset-based lending	875,070	7.2	1,924	—	6,860
Leases	294,914	2.4	510	—	858
PCI - commercial loans (1)	16,780	0.1	—	1,689	652
Total commercial	$6,005,422	49.2%	$15,875	$1,863	$44,493
Commercial Real Estate:
Construction	$610,239	5.0%	$2,408	$—	$7,304
Land	104,801	0.9	394	—	3,679
Office	867,674	7.1	4,337	—	5,769
Industrial	770,601	6.3	7,047	—	6,660
Retail	912,593	7.5	597	—	5,948
Multi-family	807,624	6.6	643	—	8,070
Mixed use and other	1,952,175	16.0	6,498	—	13,953
PCI - commercial real estate (1)	170,380	1.4	—	16,188	39
Total commercial real estate	$6,196,087	50.8%	$21,924	$16,188	$51,422
Total commercial and commercial real estate	$12,201,509	100.0%	$37,799	$18,051	$95,915

Commercial real estate - collateral location by state:
Illinois	$4,927,270	79.4%
Wisconsin	646,429	10.4
Total primary markets	$5,573,699	89.8%
Indiana	120,999	2.0
Florida	77,528	1.3
Arizona	53,512	0.9
California	42,590	0.7
Other (no individual state greater than 0.7%)	327,759	5.3
Total	$6,196,087	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS

Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	December 31, 2016	September 30, 2016	December 31, 2015	From (1) September 30, 2016	From December 31, 2015
Balance:
Non-interest bearing	$5,927,377	$5,711,042	$4,836,420	15%	23%
NOW and interest bearing demand deposits	2,624,442	2,552,611	2,390,217	11	10
Wealth management deposits (2)	2,209,617	2,283,233	1,643,653	(13)	34
Money market	4,441,811	4,421,631	4,041,300	2	10
Savings	2,180,482	1,977,661	1,723,367	41	27
Time certificates of deposit	4,274,903	4,201,477	4,004,677	7	7
Total deposits	$21,658,632	$21,147,655	$18,639,634	10%	16%
Mix:
Non-interest bearing	27%	27%	26%
NOW and interest bearing demand deposits	12	12	13
Wealth management deposits (2)	10	11	9
Money market	21	21	22
Savings	10	9	9
Time certificates of deposit	20	20	21
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of December 31, 2016

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$—	$47,173	$135,859	$704,448	$887,480	0.62%
4-6 months	43,576	35,674	—	567,313	646,563	0.70%
7-9 months	533	23,503	—	535,359	559,395	0.81%
10-12 months	1,252	18,696	—	690,123	710,071	0.94%
13-18 months	4,524	12,826	—	1,006,160	1,023,510	1.11%
19-24 months	—	8,814	—	141,364	150,178	0.96%
24+ months	1,249	19,797	—	276,660	297,706	1.30%
Total	$51,134	$166,483	$135,859	$3,921,427	$4,274,903	0.89%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the fourth quarter of 2016 compared to the third quarter of 2016 (sequential quarters) and fourth quarter of 2015 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	September 30, 2016	December 31, 2015
Liquidity management assets(1)(2)(7)	$3,860,616	$3,671,577	$3,245,393	$16,455	$18,710	$18,621	1.70%	2.03%	2.28%
Other earning assets(2)(3)(7)	27,608	29,875	29,792	235	222	244	3.37	2.96	3.26
Loans, net of unearned income(2)(4)(7)	19,711,504	19,071,621	16,889,922	198,861	189,637	168,060	4.01	3.96	3.95
Covered loans	59,827	101,570	154,846	960	1,136	1,871	6.38	4.45	4.79
Total earning assets(7)	$23,659,555	$22,874,643	$20,319,953	$216,511	$209,705	$188,796	3.64%	3.65%	3.69%
Allowance for loan and covered loan losses	(122,665)	(121,156)	(109,448)
Cash and due from banks	221,892	240,239	260,593
Other assets	1,852,278	1,885,526	1,754,014
Total assets	$25,611,060	$24,879,252	$22,225,112

Interest-bearing deposits	$15,567,263	$15,117,102	$13,606,046	$16,413	$15,621	$12,617	0.42%	0.41%	0.37%
Federal Home Loan Bank advances	388,780	459,198	441,669	2,439	2,577	2,684	2.50	2.23	2.41
Other borrowings	240,174	249,307	269,738	1,074	1,137	1,007	1.78	1.81	1.48
Subordinated notes	138,953	138,925	138,852	1,779	1,778	1,777	5.12	5.12	5.12
Junior subordinated debentures	253,566	253,566	268,566	2,530	2,400	2,196	3.90	3.70	3.20
Total interest-bearing liabilities	$16,588,736	$16,218,098	$14,724,871	$24,235	$23,513	$20,281	0.58%	0.58%	0.55%
Non-interest bearing deposits	5,902,439	5,566,983	4,776,977
Other liabilities	430,009	442,487	375,719
Equity	2,689,876	2,651,684	2,347,545
Total liabilities and shareholders’ equity	$25,611,060	$24,879,252	$22,225,112
Interest rate spread(5)(7)							3.06%	3.07%	3.14%
Less: Fully tax-equivalent adjustment				(1,498)	(1,556)	(1,309)	(0.02)	(0.03)	(0.03)
Net free funds/ contribution(6)	$7,070,819	$6,656,545	$5,595,082				0.17	0.17	0.15
Net interest income/ margin(7) (GAAP)				$190,778	$184,636	$167,206	3.21%	3.21%	3.26%
Fully tax-equivalent adjustment				1,498	1,556	1,309	0.02	0.03	0.03
Net interest income/ margin - FTE (7)				$192,276	$186,192	$168,515	3.23%	3.24%	3.29%

(1)	Liquidity management assets include available-for-sale and held-to-maturity securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended December 31, 2016, September 30, 2016 and December 31, 2015 were $1.5 million, $1.6 million and $1.3 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the fourth quarter of 2016, net interest income totaled $190.8 million, an increase of $6.1 million as compared to the third quarter of 2016 and an increase of $23.6 million as compared to the fourth quarter of 2015. Net interest margin was 3.21% (3.23% on a fully tax-equivalent basis) during the fourth quarter of 2016 compared to 3.21% (3.24% on a fully tax-equivalent basis) during the third quarter of 2016 and 3.26% (3.29% on a fully tax-equivalent basis) during the fourth quarter of 2015.

The following table presents a summary of Wintrust's average balances, net interest income and related interest margins, calculated on a fully tax-equivalent basis, for the year ended December 31, 2016 compared to the year ended December 31, 2015:

	Average Balance for Year Ended,		Interest for Year Ended,		Yield/Rate for Year Ended,
(Dollars in thousands)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Liquidity management assets(1)(2)(7)	$3,562,480	$2,992,506	$74,195	$68,949	2.08%	2.30%
Other earning assets(2)(3)(7)	28,992	30,161	931	962	3.21	3.19
Loans, net of unearned income(2)(4)(7)	18,628,261	16,022,371	737,694	641,917	3.96	4.01
Covered loans	102,948	186,427	5,589	11,345	5.43	6.09
Total earning assets(7)	$22,322,681	$19,231,465	$818,409	$723,173	3.67%	3.76%
Allowance for loan and covered loan losses	(118,229)	(103,459)
Cash and due from banks	248,507	249,488
Other assets	1,839,272	1,622,343
Total assets	$24,292,231	$20,999,837

Interest-bearing deposits	$14,620,886	$13,271,304	$58,409	$48,863	0.40%	0.37%
Federal Home Loan Bank advances	653,529	380,936	10,886	9,110	1.67	2.39
Other borrowings	248,753	232,895	4,355	3,627	1.75	1.56
Subordinated notes	138,912	138,812	7,111	7,105	5.12	5.12
Junior subordinated debentures	254,591	258,203	9,503	8,230	3.67	3.14
Total interest-bearing liabilities	$15,916,671	$14,282,150	$90,264	$76,935	0.57%	0.54%
Non-interest bearing deposits	5,409,923	4,144,378
Other liabilities	415,708	340,321
Equity	2,549,929	2,232,989
Total liabilities and shareholders’ equity	$24,292,231	$20,999,837
Interest rate spread(5)(7)					3.10%	3.22%
Less: Fully tax-equivalent adjustment			(5,952)	(4,709)	(0.02)	(0.02)
Net free funds/contribution(6)	$6,406,010	$4,949,315			0.16	0.14
Net interest income/ margin(7) (GAAP)			$722,193	$641,529	3.24%	3.34%
Fully tax-equivalent adjustment			5,952	4,709	0.02	0.02
Net interest income/ margin - FTE (7)			$728,145	$646,238	3.26%	3.36%

(1)	Liquidity management assets include available-for-sale and held-to-maturity securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and investment securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the years ended December 31, 2016 and 2015 were $6.0 million and $4.7 million respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the year ended 2016, net interest income totaled $722.2 million, an increase of $80.7 million as compared to the year ended 2015. Net interest margin was 3.24% (3.26% on a fully tax-equivalent basis) for the year ended 2016 compared to 3.34% (3.36% on a fully tax-equivalent basis) for the year ended 2015. The reduction in net interest margin compared to the year ended 2015 is primarily the result of a decline in yields on liquidity management assets and loans and an increase on the rate of interest bearing liabilities.

Interest Rate Sensitivity

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at December 31, 2016, September 30, 2016 and December 31, 2015 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
December 31, 2016	18.5%	9.6%	(13.2)%
September 30, 2016	19.6%	10.1%	(10.4)%
December 31, 2015	16.1%	8.7%	(10.6)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
December 31, 2016	7.6%	4.0%	(5.0)%
September 30, 2016	7.8%	3.9%	(4.1)%
December 31, 2015	7.3%	3.9%	(4.4)%

These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

NON-INTEREST INCOME

The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	December 31,	September 30,	December 31,	Q4 2016 compared to Q3 2016		Q4 2016 compared to Q4 2015
(Dollars in thousands)	2016	2016	2015	$ Change	% Change	$ Change	% Change
Brokerage	$6,408	$6,752	$6,850	$(344)	(5)%	$(442)	(6)%
Trust and asset management	13,104	12,582	11,784	522	4	1,320	11
Total wealth management	19,512	19,334	18,634	178	1	878	5
Mortgage banking	35,489	34,712	23,317	777	2	12,172	52
Service charges on deposit accounts	8,054	8,024	7,210	30	—	844	12
Gains (losses) on investment securities, net	1,575	3,305	(79)	(1,730)	NM	1,654	NM
Fees from covered call options	1,476	3,633	3,629	(2,157)	(59)	(2,153)	(59)
Trading gains (losses), net	1,007	(432)	205	1,439	NM	802	NM
Operating lease income, net	5,171	4,459	1,973	712	16	3,198	NM
Other:
Interest rate swap fees	2,870	2,881	2,343	(11)	—	527	22
BOLI	981	884	1,463	97	11	(482)	(33)
Administrative services	1,115	1,151	1,101	(36)	(3)	14	1
Loss on extinguishment of debt	(717)	—	—	(717)	NM	(717)	NM
Miscellaneous	8,742	8,653	5,294	89	1	3,448	65
Total Other	12,991	13,569	10,201	(578)	(4)	2,790	27
Total Non-Interest Income	$85,275	$86,604	$65,090	$(1,329)	(2)%	$20,185	31%
NM - Not Meaningful

	Years Ended
	December 31,	December 31,	$	%
(Dollars in thousands)	2016	2015	Change	Change
Brokerage	$25,519	$27,030	$(1,511)	(6)%
Trust and asset management	50,499	46,422	4,077	9
Total wealth management	76,018	73,452	2,566	3
Mortgage banking	128,743	115,011	13,732	12
Service charges on deposit accounts	31,210	27,384	3,826	14
Gains on investment securities, net	7,645	323	7,322	NM
Fees from covered call options	11,470	15,364	(3,894)	(25)
Trading gains (losses), net	91	(247)	338	NM
Operating lease income, net	16,441	2,728	13,713	NM
Other:
Interest rate swap fees	12,024	9,487	2,537	27
BOLI	3,594	4,622	(1,028)	(22)
Administrative services	4,409	4,252	157	4
Gain on extinguishment of debt	3,588	—	3,588	NM
Miscellaneous	30,197	19,221	10,976	57
Total Other	53,812	37,582	16,230	43
Total Non-Interest Income	$325,430	$271,597	$53,833	20%
NM - Not Meaningful

Notable contributions to the change in non-interest income are as follows:

The increase in wealth management revenue during the current period as compared to the third quarter of 2016 and fourth quarter of 2015 is primarily attributable to growth in assets under management due to new customers. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, managed money fees and insurance product commissions at Wayne Hummer Investments.

The increase in mortgage banking revenue in the current quarter as compared to the most recent quarter resulted from a $1.2 million positive fair value adjustment on mortgage servicing rights assets ("MSRs") during the period as a result of lower projected prepayment speeds due to rising market interest rates, partially offset by lower origination volumes. Mortgage loans originated or purchased for sale decreased during the current quarter, totaling $1.2 billion in the fourth quarter of 2016 as compared to $1.3 billion in the third quarter of 2016 and $808.9 million in the fourth quarter of 2015. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market. Mortgage revenue is also impacted by changes in the fair value of MSRs as the Company does not hedge this change in fair value. The Company typically originates mortgage loans held-for-sale with associated MSRs either retained or released. The Company records MSRs at fair value on a recurring basis. The table below presents additional selected information regarding mortgage banking revenue for the respective periods.

	Three Months Ended			Years Ended
(Dollars in thousands)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Retail originations	$1,042,145	1,138,571	$740,510	$4,020,788	$3,647,018
Correspondent originations	135,726	121,007	68,366	365,551	256,759
(A) Total originations	$1,177,871	1,259,578	$808,876	$4,386,339	$3,903,777

Purchases as a percentage of originations	52%	57%	68%	58%	61%
Refinances as a percentage of originations	48	43	32	42	39
Total	100%	100%	100%	100%	100%

(B) Production revenue (1)	$28,320	$32,889	$22,043	$113,360	$112,683
Production margin (B / A)	2.40%	2.61%	2.73%	2.58%	2.89%

Loans serviced for others (C)	$1,784,760	$1,508,469	$939,819
MSRs, at fair value (D)	19,103	13,901	9,092
Percentage of mortgage servicing rights to loans serviced for others (D/C)	1.07%	0.92%	0.97%

(1)
Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation.

The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has effectively entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance. Fees from covered call options decreased in the current quarter compared to the third quarter of 2016 primarily as a result of selling call options against a smaller value of underlying securities resulting in lower premiums received by the Company. There were no outstanding call option contracts at December 31, 2016, September 30, 2016 and December 31, 2015.

The increase in operating lease income in the current quarter compared to the prior period quarters is primarily related to growth in business from the Company's leasing divisions during the fourth quarter of 2016.

The decrease in other non-interest income in the current quarter as compared to the third quarter of 2016 is primarily due to a loss on extinguishment of debt as a result of the prepayment of $262 million of Federal Home Loan Bank advances with a weighted-average interest rate of approximately 1.38%.

NON-INTEREST EXPENSE

The following table presents non-interest expense by category for the periods present:

	Three Months Ended
	December 31,	September 30,	December 31,	Q4 2016 compared to Q3 2016		Q4 2016 compared to Q4 2015
(Dollars in thousands)	2016	2016	2015	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$53,108	$54,309	$50,982	$(1,201)	(2)%	$2,126	4%
Commissions and incentive compensation	35,744	33,740	31,222	2,004	6	4,522	14
Benefits	15,883	15,669	17,576	214	1	(1,693)	(10)
Total salaries and employee benefits	104,735	103,718	99,780	1,017	1	4,955	5
Equipment	9,532	9,449	8,799	83	1	733	8
Operating lease equipment depreciation	4,219	3,605	1,202	614	17	3,017	NM
Occupancy, net	14,254	12,767	13,062	1,487	12	1,192	9
Data processing	7,687	7,432	7,284	255	3	403	6
Advertising and marketing	6,691	7,365	5,373	(674)	(9)	1,318	25
Professional fees	5,425	5,508	4,387	(83)	(2)	1,038	24
Amortization of other intangible assets	1,158	1,085	1,324	73	7	(166)	(13)
FDIC insurance	4,726	3,686	3,317	1,040	28	1,409	42
OREO expense, net	1,843	1,436	2,598	407	28	(755)	(29)
Other:
Commissions - 3rd party brokers	1,165	1,362	1,321	(197)	(14)	(156)	(12)
Postage	1,955	1,889	1,892	66	3	63	3
Miscellaneous	16,981	17,313	16,490	(332)	(2)	491	3
Total other	20,101	20,564	19,703	(463)	(2)	398	2
Total Non-Interest Expense	$180,371	$176,615	$166,829	$3,756	2%	$13,542	8%
NM - Not Meaningful

	Years Ended
	December 31,	December 31,	$	%
(Dollars in thousands)	2016	2015	Change	Change
Salaries and employee benefits:
Salaries	$210,623	$197,475	$13,148	7%
Commissions and incentive compensation	128,390	120,138	8,252	7
Benefits	66,145	64,467	1,678	3
Total salaries and employee benefits	405,158	382,080	23,078	6
Equipment	37,055	32,889	4,166	13
Operating lease equipment depreciation	13,259	1,749	11,510	NM
Occupancy, net	50,912	48,880	2,032	4
Data processing	28,776	26,940	1,836	7
Advertising and marketing	24,776	21,924	2,852	13
Professional fees	20,411	18,225	2,186	12
Amortization of other intangible assets	4,789	4,621	168	4
FDIC insurance	16,065	12,386	3,679	30
OREO expense, net	5,187	4,483	704	16
Other:
Commissions - 3rd party brokers	5,161	5,474	(313)	(6)
Postage	7,184	7,030	154	2
Miscellaneous	62,952	61,738	1,214	2
Total other	75,297	74,242	1,055	1
Total Non-Interest Expense	$681,685	$628,419	$53,266	8%
NM - Not Meaningful

Notable contributions to the change in non-interest expense are as follows:

Salaries and employee benefits expense increased in the current quarter compared to the third quarter of 2016 primarily as a result of higher incentive compensation on variable pay based arrangements, partially offset by lower salaries. Additionally salaries and employee benefits expense included $832,000 of acquisition and non-operating compensation charges consisting primarily of a $492,000 adjustment of pension obligations assumed in previous acquisitions and $329,000 of severance charges.

Occupancy expense increased in the current quarter compared to the third quarter of 2016 due to increased net rent expense on leased properties as well as higher maintenance and repair costs. Occupancy expense includes depreciation on premises, real estate taxes, utilities and maintenance of premises, as well as net rent expense for lease premises.

Data processing expenses increased in the current quarter compared to the third quarter of 2016 primarily due to a $155,000 increase in acquisition-related charges related to recent bank acquisitions.

FDIC insurance increased in the current quarter compared to the third quarter of 2016 and fourth quarter of 2015 primarily as a result of increased assessment rates during the fourth quarter of 2016 and the change in FDIC assessment methodology.

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2016	2016	2015	2016	2015
Allowance for loan losses at beginning of period	$117,693	$114,356	$102,996	$105,400	$91,705
Provision for credit losses	7,357	9,741	9,196	34,790	33,747
Other adjustments	33	(112)	(243)	(291)	(737)
Reclassification (to) from allowance for unfunded lending-related commitments	(25)	(579)	13	(725)	(138)
Charge-offs:
Commercial	3,054	3,469	1,369	7,915	4,253
Commercial real estate	375	382	2,734	1,930	6,543
Home equity	326	574	680	3,998	4,227
Residential real estate	410	134	211	1,730	2,903
Premium finance receivables - commercial	1,843	1,959	2,676	8,193	7,060
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	205	389	179	925	521
Total charge-offs	6,213	6,907	7,849	24,691	25,507
Recoveries:
Commercial	668	176	315	1,594	1,432
Commercial real estate	1,916	364	491	2,945	2,840
Home equity	300	65	183	484	312
Residential real estate	21	61	55	225	283
Premium finance receivables - commercial	498	456	223	2,374	1,288
Premium finance receivables - life insurance	—	—	—	—	16
Consumer and other	43	72	20	186	159
Total recoveries	3,446	1,194	1,287	7,808	6,330
Net charge-offs	(2,767)	(5,713)	(6,562)	(16,883)	(19,177)
Allowance for loan losses at period end	$122,291	$117,693	$105,400	$122,291	$105,400
Allowance for unfunded lending-related commitments at period end	1,673	1,648	949	1,673	949
Allowance for credit losses at period end	$123,964	$119,341	$106,349	$123,964	$106,349
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.16%	0.24%	0.09%	0.12%	0.07%
Commercial real estate	(0.10)	0.00	0.16	(0.02)	0.07
Home equity	0.01	0.27	0.25	0.46	0.52
Residential real estate	0.13	0.03	0.07	0.14	0.29
Premium finance receivables - commercial	0.22	0.24	0.41	0.24	0.24
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.47	0.92	0.37	0.54	0.23
Total loans, net of unearned income, excluding covered loans	0.06%	0.12%	0.15%	0.09%	0.12%
Net charge-offs as a percentage of the provision for credit losses	37.61%	58.65%	71.35%	48.53%	56.83%
Loans at period-end, excluding covered loans	$19,703,172	$19,101,261	$17,118,117
Allowance for loan losses as a percentage of loans at period end	0.62%	0.62%	0.62%
Allowance for credit losses as a percentage of loans at period end	0.63%	0.62%	0.62%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

Net charge-offs as a percentage of loans, excluding covered loans, for the fourth quarter of 2016 totaled 6 basis points on an annualized basis compared to 12 basis points on an annualized basis in the third quarter of 2016 and 15 basis points on an annualized basis in the fourth quarter of 2015. Net charge-offs totaled $2.8 million in the fourth quarter of 2016, a $2.9 million decrease from $5.7 million in the third quarter of 2016 and a $3.8 million decrease from $6.6 million in the fourth quarter of 2015. The provision for credit losses, excluding the provision for covered loan losses, totaled $7.4 million for the fourth quarter of 2016 compared to $9.7 million for the third quarter of 2016 and $9.2 million for the fourth quarter of 2015.

Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans and other factors.

The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans. Please see “Covered Assets” later in this document for more detail.

The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented:

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2016	2016	2015	2016	2015
Provision for loan losses	$7,332	$9,162	$9,209	$34,065	$33,609
Provision for unfunded lending-related commitments	25	579	(13)	725	138
Provision for covered loan losses	(7)	(170)	(137)	(706)	(805)
Provision for credit losses	$7,350	$9,571	$9,059	$34,084	$32,942

			Period End
			December 31,	September 30,	December 31,
			2016	2016	2015
Allowance for loan losses			$122,291	$117,693	$105,400
Allowance for unfunded lending-related commitments			1,673	1,648	949
Allowance for covered loan losses			1,322	1,422	3,026
Allowance for credit losses			$125,286	$120,763	$109,375

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio as of December 31, 2016 and September 30, 2016.

	As of December 31, 2016
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,234,629	$27,112	0.84%
Asset-based lending	867,697	6,859	0.79
Tax exempt	327,694	2,299	0.70
Leases	294,124	858	0.29
Commercial real estate:(1)
Residential construction	46,235	1,045	2.26
Commercial construction	563,001	6,259	1.11
Land	99,194	3,677	3.71
Office	808,322	5,757	0.71
Industrial	716,480	6,643	0.93
Retail	855,787	5,928	0.69
Multi-family	766,146	8,052	1.05
Mixed use and other	1,815,573	13,867	0.76
Home equity(1)	649,129	11,767	1.81
Residential real estate(1)	658,487	5,634	0.86
Total core loan portfolio	$11,702,498	$105,757	0.90%
Commercial:
Franchise	$565,588	$4,744	0.84%
Mortgage warehouse lines of credit	204,225	1,548	0.76
Community Advantage - homeowner associations	145,717	365	0.25
Aircraft	3,356	42	1.25
Purchased non-covered commercial loans (2)	362,392	666	0.18
Commercial real estate:
Purchased non-covered commercial real estate (2)	525,349	194	0.04
Purchased non-covered home equity (2)	76,664	7	0.01
Purchased non-covered residential real estate (2)	46,734	80	0.17
Premium finance receivables
U.S. commercial insurance loans	2,170,844	5,521	0.25
Canada commercial insurance loans (2)	307,737	604	0.20
Life insurance loans (1)	3,220,370	1,500	0.05
Purchased life insurance loans (2)	249,657	—	—
Consumer and other (1)	119,073	1,261	1.06
Purchased non-covered consumer and other (2)	2,968	2	0.07
Total consumer, niche and purchased loan portfolio	$8,000,674	$16,534	0.21%
Total loans, net of unearned income, excluding covered loans	$19,703,172	$122,291	0.62%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		$12,324
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$134,615	0.68%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of September 30, 2016
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$3,111,891	$26,440	0.85%
Asset-based lending	844,357	6,728	0.80
Tax exempt	316,343	2,229	0.70
Leases	299,534	893	0.30
Commercial real estate:(1)
Residential construction	64,986	736	1.13
Commercial construction	386,275	4,042	1.05
Land	103,109	3,577	3.47
Office	834,123	6,002	0.72
Industrial	719,470	6,349	0.88
Retail	834,507	6,045	0.72
Multi-family	752,106	7,956	1.06
Mixed use and other	1,731,583	13,545	0.78
Home equity(1)	664,811	11,678	1.76
Residential real estate(1)	615,312	6,027	0.98
Total core loan portfolio	$11,278,407	$102,247	0.91%
Commercial:
Franchise	$334,910	$3,357	1.00%
Mortgage warehouse lines of credit	309,632	2,241	0.72
Community Advantage - homeowner associations	141,351	353	0.25
Aircraft	4,498	53	1.18
Purchased non-covered commercial loans (2)	589,028	744	0.13
Commercial real estate:
Purchased non-covered commercial real estate (2)	482,525	96	0.02
Purchased non-covered home equity (2)	78,057	6	0.01
Purchased non-covered residential real estate (2)	48,286	76	0.16
Premium finance receivables
U.S. commercial insurance loans	2,139,966	5,416	0.25
Canada commercial insurance loans (2)	290,267	554	0.19
Life insurance loans (1)	3,020,472	1,305	0.04
Purchased life insurance loans (2)	262,887	—	—
Consumer and other (1)	117,897	1,244	1.06
Purchased non-covered consumer and other (2)	3,078	1	0.03
Total consumer, niche and purchased loan portfolio	$7,822,854	$15,446	0.20%
Total loans, net of unearned income, excluding covered loans	$19,101,261	$117,693	0.62%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		$20,940
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$138,633	0.72%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of the regular quarterly review performed by management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the preceding tables as of December 31, 2016 and September 30, 2016.

The increase in the allowance for loan losses to core loans in the fourth quarter of 2016 compared to the third quarter of 2016 was primarily attributable to $424.1 million core loan portfolio growth.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses. For analysis purposes, the Company has combined the non-accretable credit discounts recorded on purchased loans with the total allowance for loan losses in the previous tables to present the total credit reserves available on its loan portfolio. The total allowance for loan losses and non-accretable credit discounts on purchased loans was 0.68% of the total loan portfolio as of December 31, 2016 and 0.72% of the total loan portfolio as of September 30, 2016.

The tables below show the aging of the Company’s loan portfolio at December 31, 2016 and September 30, 2016:

		90+ days	60-89	30-59
As of December 31, 2016		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial, industrial and other	$13,441	$174	$2,341	$11,779	$3,716,977	$3,744,712
Franchise	—	—	—	493	869,228	869,721
Mortgage warehouse lines of credit	—	—	—	—	204,225	204,225
Asset-based lending	1,924	—	135	1,609	871,402	875,070
Leases	510	—	—	1,331	293,073	294,914
PCI - commercial (1)	—	1,689	100	2,428	12,563	16,780
Total commercial	15,875	1,863	2,576	17,640	5,967,468	6,005,422
Commercial real estate
Construction	2,408	—	—	1,824	606,007	610,239
Land	394	—	188	—	104,219	104,801
Office	4,337	—	4,506	1,232	857,599	867,674
Industrial	7,047	—	4,516	2,436	756,602	770,601
Retail	597	—	760	3,364	907,872	912,593
Multi-family	643	—	322	1,347	805,312	807,624
Mixed use and other	6,498	—	1,186	12,632	1,931,859	1,952,175
PCI - commercial real estate (1)	—	16,188	3,775	8,888	141,529	170,380
Total commercial real estate	21,924	16,188	15,253	31,723	6,110,999	6,196,087
Home equity	9,761	—	1,630	6,515	707,887	725,793
Residential real estate, including PCI	12,749	1,309	936	8,271	681,956	705,221
Premium finance receivables
Commercial insurance loans	14,709	7,962	5,646	14,580	2,435,684	2,478,581
Life insurance loans	—	3,717	17,514	16,204	3,182,935	3,220,370
PCI - life insurance loans (1)	—	—	—	—	249,657	249,657
Consumer and other, including PCI	439	207	100	887	120,408	122,041
Total loans, net of unearned income, excluding covered loans	$75,457	$31,246	$43,655	$95,820	$19,456,994	$19,703,172
Covered loans	2,121	2,492	225	1,553	51,754	58,145
Total loans, net of unearned income	$77,578	$33,738	$43,880	$97,373	$19,508,748	$19,761,317

As of December 31, 2016 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial, industrial and other	0.4%	—%	0.1%	0.3%	99.2%	100.0%
Franchise	—	—	—	0.1	99.9	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Asset-based lending	0.2	—	—	0.2	99.6	100.0
Leases	0.2	—	—	0.5	99.3	100.0
PCI - commercial(1)	—	10.1	0.6	14.5	74.8	100.0
Total commercial	0.3	—	—	0.3	99.4	100.0
Commercial real estate
Construction	0.4	—	—	0.3	99.3	100.0
Land	0.4	—	0.2	—	99.4	100.0
Office	0.5	—	0.5	0.1	98.9	100.0
Industrial	0.9	—	0.6	0.3	98.2	100.0
Retail	0.1	—	0.1	0.4	99.4	100.0
Multi-family	0.1	—	—	0.2	99.7	100.0
Mixed use and other	0.3	—	0.1	0.6	99.0	100.0
PCI - commercial real estate (1)	—	9.5	2.2	5.2	83.1	100.0
Total commercial real estate	0.4	0.3	0.2	0.5	98.6	100.0
Home equity	1.3	—	0.2	0.9	97.6	100.0
Residential real estate, including PCI	1.8	0.2	0.1	1.2	96.7	100.0
Premium finance receivables
Commercial insurance loans	0.6	0.3	0.2	0.6	98.3	100.0
Life insurance loans	—	0.1	0.5	0.5	98.9	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other, including PCI	0.4	0.2	0.1	0.7	98.6	100.0
Total loans, net of unearned income, excluding covered loans	0.4%	0.2%	0.2%	0.5%	98.7%	100.0%
Covered loans	3.6	4.3	0.4	2.7	89.0	100.0
Total loans, net of unearned income	0.4%	0.2%	0.2%	0.5%	98.7%	100.0%

(1)	PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

		90+ days	60-89	30-59
As of September 30, 2016		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial, industrial and other	$15,809	$—	$7,324	$8,987	$3,573,396	$3,605,516
Franchise	—	—	458	1,626	872,661	874,745
Mortgage warehouse lines of credit	—	—	—	—	309,632	309,632
Asset-based lending	234	—	3,772	3,741	837,972	845,719
Leases	375	—	239	—	299,339	299,953
PCI - commercial(1)	—	1,783	—	1,036	13,160	15,979
Total commercial	16,418	1,783	11,793	15,390	5,906,160	5,951,544
Commercial real estate
Construction	400	—	—	3,775	447,302	451,477
Land	1,208	—	787	300	105,406	107,701
Office	3,609	—	6,457	8,062	865,954	884,082
Industrial	9,967	—	940	2,961	753,636	767,504
Retail	909	—	1,340	8,723	884,369	895,341
Multi-family	90	—	3,051	2,169	789,645	794,955
Mixed use and other	6,442	—	2,157	5,184	1,837,724	1,851,507
PCI - commercial real estate (1)	—	21,433	1,509	4,066	129,109	156,117
Total commercial real estate	22,625	21,433	16,241	35,240	5,813,145	5,908,684
Home equity	9,309	—	1,728	3,842	727,989	742,868
Residential real estate, including PCI	12,205	1,496	2,232	1,088	646,577	663,598
Premium finance receivables
Commercial insurance loans	14,214	7,754	6,968	10,291	2,391,006	2,430,233
Life insurance loans	—	—	9,960	3,717	3,006,795	3,020,472
PCI - life insurance loans (1)	—	—	—	—	262,887	262,887
Consumer and other, including PCI	543	124	204	871	119,233	120,975
Total loans, net of unearned income, excluding covered loans	$75,314	$32,590	$49,126	$70,439	$18,873,792	$19,101,261
Covered loans	2,331	4,806	1,545	2,456	84,802	95,940
Total loans, net of unearned income	$77,645	$37,396	$50,671	$72,895	$18,958,594	$19,197,201

As of September 30, 2016 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial, industrial and other	0.4%	—%	0.2%	0.2%	99.2%	100.0%
Franchise	—	—	0.1	0.2	99.7	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Asset-based lending	—	—	0.4	0.4	99.2	100.0
Leases	0.1	—	0.1	—	99.8	100.0
PCI - commercial(1)	—	11.2	—	6.5	82.3	100.0
Total commercial	0.3	—	0.2	0.3	99.2	100.0
Commercial real estate
Construction	0.1	—	—	0.8	99.1	100.0
Land	1.1	—	0.7	0.3	97.9	100.0
Office	0.4	—	0.7	0.9	98.0	100.0
Industrial	1.3	—	0.1	0.4	98.2	100.0
Retail	0.1	—	0.1	1.0	98.8	100.0
Multi-family	—	—	0.4	0.3	99.3	100.0
Mixed use and other	0.3	—	0.1	0.3	99.3	100.0
PCI - commercial real estate (1)	—	13.7	1.0	2.6	82.7	100.0
Total commercial real estate	0.4	0.4	0.3	0.6	98.3	100.0
Home equity	1.3	—	0.2	0.5	98.0	100.0
Residential real estate, including PCI	1.8	0.2	0.3	0.2	97.5	100.0
Premium finance receivables
Commercial insurance loans	0.6	0.3	0.3	0.4	98.4	100.0
Life insurance loans	—	—	0.3	0.1	99.6	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other, including PCI	0.4	0.1	0.2	0.7	98.6	100.0
Total loans, net of unearned income, excluding covered loans	0.4%	0.2%	0.3%	0.4%	98.7%	100.0%
Covered loans	2.4	5.0	1.6	2.6	88.4	100.0
Total loans, net of unearned income	0.4%	0.2%	0.3%	0.4%	98.7%	100.0%

(1)	PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of December 31, 2016, $43.7 million of all loans, excluding covered loans, or 0.2%, were 60 to 89 days past due and $95.8 million, or 0.5%, were 30 to 59 days (or one payment) past due. As of September 30, 2016, $49.1 million of all loans, excluding covered loans, or 0.3%, were 60 to 89 days past due and $70.4 million, or 0.4%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.

The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at December 31, 2016 that are current with regard to the contractual terms of the loan agreement represent 97.6% of the total home equity portfolio. Residential real estate loans at December 31, 2016 that are current with regards to the contractual terms of the loan agreements comprise 96.7% of total residential real estate loans outstanding.

Non-performing Assets, excluding covered assets

The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2016	2016	2015
Loans past due greater than 90 days and still accruing(1):
Commercial	$174	$—	$541
Commercial real estate	—	—	—
Home equity	—	—	—
Residential real estate	—	—	—
Premium finance receivables - commercial	7,962	7,754	10,294
Premium finance receivables - life insurance	3,717	—	—
Consumer and other	144	60	150
Total loans past due greater than 90 days and still accruing	11,997	7,814	10,985
Non-accrual loans(2):
Commercial	15,875	16,418	12,712
Commercial real estate	21,924	22,625	26,645
Home equity	9,761	9,309	6,848
Residential real estate	12,749	12,205	12,043
Premium finance receivables - commercial	14,709	14,214	14,561
Premium finance receivables - life insurance	—	—	—
Consumer and other	439	543	263
Total non-accrual loans	75,457	75,314	73,072
Total non-performing loans:
Commercial	16,049	16,418	13,253
Commercial real estate	21,924	22,625	26,645
Home equity	9,761	9,309	6,848
Residential real estate	12,749	12,205	12,043
Premium finance receivables - commercial	22,671	21,968	24,855
Premium finance receivables - life insurance	3,717	—	—
Consumer and other	583	603	413
Total non-performing loans	$87,454	$83,128	$84,057
Other real estate owned	17,699	19,933	26,849
Other real estate owned - from acquisitions	22,583	15,117	17,096
Other repossessed assets	581	428	174
Total non-performing assets	$128,317	$118,606	$128,176
TDRs performing under the contractual terms of the loan agreement	$29,911	$29,440	$42,744
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.27%	0.28%	0.28%
Commercial real estate	0.35	0.38	0.48
Home equity	1.34	1.25	0.87
Residential real estate	1.81	1.84	1.98
Premium finance receivables - commercial	0.91	0.90	1.05
Premium finance receivables - life insurance	0.11	—	—
Consumer and other	0.48	0.50	0.28
Total loans, net of unearned income	0.44%	0.44%	0.49%
Total non-performing assets as a percentage of total assets	0.50%	0.47%	0.56%
Allowance for loan losses as a percentage of total non-performing loans	139.83%	141.58%	125.39%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)	Non-accrual loans included TDRs totaling $11.8 million, $14.8 million, and $9.1 million as of December 31, 2016, September 30, 2016, and December 31, 2015, respectively.

The ratio of non-performing assets to total assets was 0.50% as of December 31, 2016, compared to 0.47% at September 30, 2016, and 0.56% at December 31, 2015. Non-performing assets, excluding covered assets and non-covered PCI loans, totaled $128.3 million at December 31, 2016, compared to $118.6 million at September 30, 2016 and $128.2 million at December 31, 2015. The increase in non-performing assets, excluding covered assets and non-covered PCI loans, compared to September 30, 2016 is primarily the result of $7.2 million of OREO acquired through acquisitions and $4.2 million of OREO from FDIC-covered transactions with expiring loss share agreements during the fourth quarter of 2016. Non-performing loans, excluding covered loans and non-covered PCI loans, totaled $87.5 million, or 0.44% of total loans, at December 31, 2016 compared to $83.1 million, or 0.44% of total loans, at September 30, 2016 and $84.1 million, or 0.49% of total loans, at December 31, 2015. OREO, excluding covered OREO, of $40.3 million at December 31, 2016 increased $5.2 million compared to $35.1 million at September 30, 2016 and decreased $3.7 million compared to $43.9 million at December 31, 2015.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.

Nonperforming Loans Rollforward

The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the periods presented:

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2016	2016	2015	2016	2015
Balance at beginning of period	$83,128	$88,119	$85,976	$84,057	$78,677
Additions, net	10,969	9,522	5,983	43,008	48,124
Return to performing status	(150)	(231)	(1,152)	(3,260)	(3,743)
Payments received	(6,623)	(5,235)	(6,387)	(19,976)	(22,804)
Transfer to OREO and other repossessed assets	(878)	(2,270)	(1,903)	(7,046)	(10,581)
Charge-offs	(3,494)	(3,353)	(1,882)	(10,323)	(10,519)
Net change for niche loans (1)	4,502	(3,424)	3,422	994	4,903
Balance at end of period	$87,454	$83,128	$84,057	$87,454	$84,057

(1)	This includes activity for premium finance receivables and indirect consumer loans.

TDRs

The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	December 31,	September 30,	December 31,
(Dollars in thousands)	2016	2016	2015
Accruing TDRs:
Commercial	$4,643	$2,285	$5,613
Commercial real estate	19,993	22,261	32,777
Residential real estate and other	5,275	4,894	4,354
Total accrual	$29,911	$29,440	$42,744
Non-accrual TDRs: (1)
Commercial	$1,487	$2,134	$134
Commercial real estate	8,153	10,610	5,930
Residential real estate and other	2,157	2,092	3,045
Total non-accrual	$11,797	$14,836	$9,109
Total TDRs:
Commercial	$6,130	$4,419	$5,747
Commercial real estate	28,146	32,871	38,707
Residential real estate and other	7,432	6,986	7,399
Total TDRs	$41,708	$44,276	$51,853
Weighted-average contractual interest rate of TDRs	4.33%	4.33%	4.13%

(1)	Included in total non-performing loans.
At December 31, 2016, the Company had $41.7 million in loans modified in TDRs. The $41.7 million in TDRs represents 89 credits in which economic concessions were granted to certain borrowers to better align the terms of their loans with their current ability to pay. The balance decreased from $44.3 million representing 89 credits at September, 2016 and decreased from $51.9 million representing 102 credits at December 31, 2015.

The table below presents a summary of TDRs as of December 31, 2016 and December 31, 2015, and shows the changes in the balance during the periods presented:

Three Months Ended December 31, 2016

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$4,419	$32,871	$6,986	$44,276
Additions during the period	2,949	—	499	3,448
Reductions:
Charge-offs	(701)	(13)	—	(714)
Transferred to OREO and other repossessed assets	—	(68)	—	(68)
Removal of TDR loan status (1)	—	(1,337)	—	(1,337)
Payments received, net	(537)	(3,307)	(53)	(3,897)
Balance at period end	$6,130	$28,146	$7,432	$41,708

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Three Months Ended December 31, 2015

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$5,864	$45,645	$7,811	$59,320
Additions during the period	—	201	—	201
Reductions:
Charge-offs	—	(1,707)	(48)	(1,755)
Transferred to OREO and other repossessed assets	—	—	(135)	(135)
Removal of TDR loan status (1)	(19)	(2,868)	-	(2,887)
Payments received, net	(98)	(2,564)	(229)	(2,891)
Balance at period end	$5,747	$38,707	$7,399	$51,853
Year Ended December 31, 2016

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$5,747	$38,707	$7,399	$51,853
Additions during the period	3,294	8,521	1,082	12,897
Reductions:
Charge-offs	(1,482)	(1,051)	(212)	(2,745)
Transferred to OREO and other repossessed assets	—	(1,433)	(535)	(1,968)
Removal of TDR loan status (1)	—	(7,816)	—	(7,816)
Payments received, net	(1,429)	(8,782)	(302)	(10,513)
Balance at period end	$6,130	$28,146	$7,432	$41,708
Year Ended December 31, 2015

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,576	$67,623	$7,076	$82,275
Additions during the period	—	370	1,664	2,034
Reductions:
Charge-offs	(397)	(1,975)	(140)	(2,512)
Transferred to OREO and other repossessed assets	(562)	(2,290)	(414)	(3,266)
Removal of TDR loan status (1)	(490)	(13,019)	—	(13,509)
Payments received, net	(380)	(12,002)	(787)	(13,169)
Balance at period end	$5,747	$38,707	$7,399	$51,853

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Each TDR was reviewed for impairment at December 31, 2016 and approximately $2.7 million of impairment was present and appropriately reserved for through the Company’s normal reserving methodology in the Company’s allowance for loan losses. For TDRs in which impairment is calculated by the present value of future cash flows, the Company records interest income representing the decrease in impairment resulting from the passage of time during the respective period, which differs from interest income from contractually required interest on these specific loans. For the three months ended December 31, 2016 and 2015, the Company recorded $98,000 and $188,000, respectively in interest income representing this decrease in impairment. For the years ended December 31, 2016 and 2015, the Company recorded $421,000 and $573,000, respectively, in interest income.

Other Real Estate Owned

The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of December 31, 2016, September 30, 2016 and December 31, 2015, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	December 31,	September 30,	December 31,
(Dollars in thousands)	2016	2016	2015
Balance at beginning of period	$35,050	$38,063	$51,880
Disposals/resolved	(5,850)	(5,967)	(9,156)
Transfers in at fair value, less costs to sell	667	3,958	2,345
Transfers in from covered OREO subsequent to loss share expiration	4,213	—	69
Additions from acquisition	7,230	—	—
Fair value adjustments	(1,028)	(1,004)	(1,193)
Balance at end of period	$40,282	$35,050	$43,945

	Period End
	December 31,	September 30,	December 31,
Balance by Property Type	2016	2016	2015
Residential real estate	$8,063	$9,602	$11,322
Residential real estate development	1,349	2,114	2,914
Commercial real estate	30,870	23,334	29,709
Total	$40,282	$35,050	$43,945

Covered Assets

In conjunction with FDIC-assisted transactions, the Company entered into loss share agreements with the FDIC. These agreements cover realized losses on loans, foreclosed real estate and certain other assets and require the Company to record loss share assets and liabilities that are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Company choose to dispose of them. Fair values at the acquisition dates were estimated based on projected cash flows available for loss-share based on the credit adjustments estimated for each loan pool and the loss share percentages. The loss share assets and liabilities are also separately measured from the related loans and foreclosed real estate and recorded on the Consolidated Statements of Condition. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses will reduce any loss share assets. Reductions to expected losses, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, will also reduce any loss share asset and, if necessary, increase any loss share liability when necessary reductions exceed the current value of the loss share asset. The increases in cash flows for the purchased loans are recognized as interest income prospectively. In accordance with clawback provisions included in loss share agreements with the FDIC, the Company may be required to reimburse the FDIC when actual losses are less than certain thresholds established for each loss share agreement. The balance of these estimated reimbursements in accordance with clawback provisions and any related amortization are adjusted periodically for changes in the expected losses on covered assets. Estimated reimbursements from clawback provisions are recorded as a reduction to the loss share asset or, if necessary, an increase to the loss share liability on the Consolidated Statements of Condition. The allowance for loan losses for loans acquired in FDIC-assisted transactions is determined without giving consideration to the amounts recoverable through loss share agreements (since the loss share agreements are separately accounted for and thus presented “gross” on the balance sheet). On the Consolidated Statements of Income, the provision for credit losses is reported net of changes in the amount recoverable under the loss share agreements.

The following table provides a comparative analysis for the period end balances of covered assets and any changes in the allowance for covered loan losses. The Company expects covered assets and the allowance for covered loan losses to continue to decrease in periods without FDIC-assisted acquisitions.

	December 31,	September 30,	December 31,
(Dollars in thousands)	2016	2016	2015
Period End Balances:
Loans	$58,145	$95,940	$148,673
Other real estate owned	5,302	10,399	21,383
Other assets	—	216	411
FDIC indemnification liability	(16,701)	(17,945)	(6,100)
Total net covered assets	$46,746	$88,610	$164,367
Allowance for Covered Loan Losses Rollforward:
Balance at beginning of quarter:	$1,422	$2,412	$2,918
Allowance for covered loan losses transferred to allowance for loan losses subsequent to loss share expiration	(156)	—	—
Provision for covered loan losses before benefit attributable to FDIC loss share agreements	(35)	(847)	(2,011)
Benefit attributable to FDIC loss share agreements	153	677	1,874
Net provision for covered loan losses and transfer from allowance for covered loan losses to allowance for loan losses	(38)	(170)	(137)
Increase/decrease in FDIC indemnification liability/asset	(153)	(677)	(1,874)
Loans charged-off	(119)	(918)	(163)
Recoveries of loans charged-off	210	775	2,282
Net recoveries (charge-offs)	91	(143)	2,119
Balance at end of quarter	$1,322	$1,422	$3,026

Changes in Accretable Yield

The excess of cash flows expected to be collected over the carrying value of loans accounted for under ASC 310-30 is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the pool of loans. The accretable yield is affected by:

•
changes in interest rate indices for variable rate loans accounted for under ASC 310-30 – expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•
changes in prepayment assumptions – prepayments affect the estimated life of loans accounted for under ASC 310-30 which may change the amount of interest income, and possibly principal, expected to be collected; and

•
changes in the expected principal and interest payments over the estimated life – updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The following table provides activity for the accretable yield of loans accounted for under ASC 310-30.

	Three Months Ended
	December 31,	December 31,
(Dollars in thousands)	2016	2015
Accretable yield, beginning balance	$52,977	$65,207
Acquisitions	1,380	—
Accretable yield amortized to interest income	(6,113)	(5,756)
Accretable yield amortized to indemnification asset/liability (1)	(207)	(2,550)
Reclassification from non-accretable difference(2)	1,634	2,236
Increases (decreases) in interest cash flows due to payments and changes in interest rates	(263)	4,765
Accretable yield, ending balance (3)	$49,408	$63,902

	Years Ended
	December 31,	December 31,
(Dollars in thousands)	2016	2015
Accretable yield, beginning balance	$63,902	$79,102
Acquisitions	2,462	9,993
Accretable yield amortized to interest income	(23,218)	(24,115)
Accretable yield amortized to indemnification asset/liability (1)	(5,746)	(13,495)
Reclassification from non-accretable difference(2)	13,733	7,390
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(1,725)	5,027
Accretable yield, ending balance (3)	$49,408	$63,902
(1) Represents the portion of the current period accreted yield, resulting from lower expected losses, applied to reduce the loss share indemnification asset.
(2) Reclassification is the result of subsequent increases in expected principal cash flows.
(3) As of December 31, 2016, the Company estimates that the remaining accretable yield balance to be amortized to the indemnification asset for the bank acquisitions is $1.1 million. The remainder of the accretable yield related to bank acquisitions is expected to be amortized to interest income.

Accretion to interest income accounted for under ASC 310-30 totaled $6.1 million and $5.8 million in the fourth quarter of 2016 and 2015, respectively. For the years ended December 31, 2016 and 2015, the Company recorded accretion to interest income of $23.2 million and $24.1 million, respectively. These amounts include accretion from both covered and non-covered loans, and are included together within interest and fees on loans in the Consolidated Statements of Income.

Items Impacting Comparative Financial Results:

Acquisitions

On November 18, 2016, the Company completed its acquisition of FCFC. FCFC was the parent company of First Community Bank. Through this transaction, the Company acquired First Community Bank's two banking locations in Elgin, Illinois, approximately $185 million in assets and approximately $150 million in deposits.

On August 19, 2016, the Company, through its wholly-owned subsidiary Lake Forest Bank & Trust Company, completed its acquisition of approximately $561 million in select performing loans and related relationships from an affiliate of GE Capital Franchise Finance. The loans are to franchise operators (primarily quick service restaurant concepts) in the Midwest and in the Western portion of the United States.

On March 31, 2016, the Company completed its acquisition of Generations Bancorp. Inc. ("Generations"). Generations was the parent company of Foundations Bank ("Foundations"). Through this transaction, the Company acquired Foundations' banking location in Pewaukee, Wisconsin, approximately $131 million in assets and approximately $100 million in deposits.

On July 24, 2015, the Company completed its acquisition of Community Financial Shares, Inc ("CFIS"). CFIS was the parent company of Community Bank - Wheaton/Glen Ellyn ("CBWGE"). Through this transaction, the Company acquired CBWGE's four banking locations in Wheaton and Glen Ellyn, Illinois, approximately $351 million in assets and approximately $290 million in deposits.

On July 17, 2015, the Company completed its acquisition of Suburban Illinois Bancorp, Inc. ("Suburban"). Suburban was the parent company of Suburban Bank & Trust Company ("SBT"). Through this transaction, the Company acquired SBT's ten banking locations in Chicago and its suburbs, approximately $495 million in assets and approximately $417 million in deposits.

On July 1, 2015, the Company, through its wholly-owned subsidiary Wintrust Bank, completed its acquisition of North Bank. Through this transaction, Wintrust Bank acquired two banking locations, $118 million in assets and approximately $101 million in deposits.

On January 16, 2015, the Company completed its acquisition of Delavan Bancshares, Inc. ("Delavan"). Delavan was the parent company of Community Bank CBD. Through this transaction, Town Bank acquired four banking locations, approximately $224 million in assets and approximately $170 million in deposits.

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin.

The banks also operate facilities in Illinois in Algonquin, Aurora, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Crete, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Oak Lawn, Orland Park, Palatine, Park Ridge, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomenee Falls, Milwaukee, Monroe, Pewaukee, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.

Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.

•	Wintrust Asset Finance which offers direct leasing opportunities.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2015 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
difficult economic conditions have adversely affected our company and the financial services industry in general and further deterioration in economic conditions may materially adversely affect our business, financial condition, results of operations and cash flows;

•	since our business is concentrated in the Chicago metropolitan and southern Wisconsin market areas, further declines in the economy of this region could adversely affect our business;

•	if our allowance for loan losses is not sufficient to absorb losses that may occur in our loan portfolio, our financial condition and liquidity could suffer;

•	a significant portion of our loan portfolio is comprised of commercial loans, the repayment of which is largely dependent upon the financial success and economic viability of the borrower;

•
a substantial portion of our loan portfolio is secured by real estate, in particular commercial real estate. Deterioration in the real estate markets could lead to additional losses, which could have a material adverse effect on our financial condition and results of operations;

•	any inaccurate assumptions in our analytical and forecasting models could cause us to miscalculate our projected revenue or losses, which could adversely affect our financial condition;

•	unanticipated changes in prevailing interest rates and the effects of changing regulation could adversely affect our net interest income, which is our largest source of income;

•	our liquidity position may be negatively impacted if economic conditions continue to suffer;

•	the financial services industry is very competitive, and if we are not able to compete effectively, we may lose market share and our business could suffer;

•
if we are unable to compete effectively, we will lose market share and income from deposits, loans and other products may be reduced. This could adversely affect our profitability and have a material adverse effect on our business, financial condition and results of operations;

•	if we are unable to continue to identify favorable acquisitions or successfully integrate our acquisitions, our growth may be limited and our results of operations could suffer;

•	our participation in FDIC-assisted acquisitions may present additional risks to our financial condition and results of operations;

•	an actual or perceived reduction in our financial strength may cause others to reduce or cease doing business with us, which could result in a decrease in our net interest income and fee revenues;

•	if our growth requires us to raise additional capital, that capital may not be available when it is needed or the cost of that capital may be very high;

•	disruption in the financial markets could result in lower fair values for our investment securities portfolio;

•	our controls and procedures may fail or be circumvented;

•	new lines of business and new products and services are essential to our ability to compete but may subject us to additional risks;

•	failures of our information technology systems may adversely affect our operations;

•	failures by or of our vendors may adversely affect our operations;

•	we issue debit cards, and debit card transactions pose a particular cybersecurity risk that is outside of our control;

•	we depend on the accuracy and completeness of information we receive about our customers and counterparties to make credit decisions;

•
if we are unable to attract and retain experienced and qualified personnel, our ability to provide high quality service will be diminished, we may lose key customer relationships, and our results of operations may suffer;

•	we are subject to environmental liability risk associated with lending activities;

•	we are subject to claims and legal actions which could negatively affect our results of operations or financial condition;

•
losses incurred in connection with actual or projected repurchases and indemnification payments related to mortgages that we have sold into the secondary market may exceed our financial statement reserves and we may be required to increase such reserves in the future. Increases to our reserves and losses incurred in connection with actual loan repurchases and indemnification payments could have a material adverse effect on our business, financial condition, results of operations or cash flows;

•	consumers may decide not to use banks to complete their financial transactions, which could adversely affect our business and results of operations;

•	we may be adversely impacted by the soundness of other financial institutions;

•	de novo operations often involve significant expenses and delayed returns and may negatively impact Wintrust's profitability;

•	we are subject to examinations and challenges by tax authorities, and changes in federal and state tax laws and changes in interpretation of existing laws can impact our financial results;

•	changes in accounting policies or accounting standards could materially adversely affect how we report our financial results and financial condition;

•	we are a bank holding company, and our sources of funds, including to pay dividends, are limited;

•	anti-takeover provisions could negatively impact our shareholders;

•	if we fail to meet our regulatory capital ratios, we may be forced to raise capital or sell assets;

•	if our credit rating is lowered, our financing costs could increase;

•	changes in the United States’ monetary policy may restrict our ability to conduct our business in a profitable manner;

•
legislative and regulatory actions taken now or in the future regarding the financial services industry may significantly increase our costs or limit our ability to conduct our business in a profitable manner;

•	uncertainty regarding future legislative and regulatory actions may be disruptive to our operations;

•
financial reform legislation and increased regulatory rigor around mortgage-related issues may reduce our ability to market our products to consumers and may limit our ability to profitably operate our mortgage business;

•
federal, state and local consumer lending laws may restrict our ability to originate certain mortgage loans or increase our risk of liability with respect to such loans and could increase our cost of doing business;

•	regulatory initiatives regarding bank capital requirements may require heightened capital;

•	our FDIC insurance premiums may increase, which could negatively impact our results of operations;

•	non-compliance with the USA PATRIOT Act, Bank Secrecy Act or other laws and regulations could result in fines or sanctions;

•	our premium finance business may involve a higher risk of delinquency or collection than our other lending operations, and could expose us to losses;

•
widespread financial difficulties or credit downgrades among commercial and life insurance providers could lessen the value of the collateral securing our premium finance loans and impair the financial condition and liquidity of FIFC and FIFC Canada;

•	regulatory changes could significantly reduce loan volume and impair the financial condition of FIFC; and

•	our wealth management business in general, and WHI's brokerage operation, in particular, exposes us to certain risks associated with the securities industry.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY

The Company will hold a conference call at 1:00 p.m. (CT) Thursday, January 19, 2017 regarding fourth quarter and year-end 2016 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #47899456. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s website at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the fourth quarter and year-end 2016 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Selected Financial Condition Data (at end of period):
Total assets	$25,668,553	$25,321,759	$24,420,616	$23,488,168	$22,909,348
Total loans, excluding loans held-for-sale and covered loans	19,703,172	19,101,261	18,174,655	17,446,413	17,118,117
Total deposits	21,658,632	21,147,655	20,041,750	19,217,071	18,639,634
Junior subordinated debentures	253,566	253,566	253,566	253,566	268,566
Total shareholders’ equity	2,695,617	2,674,474	2,623,595	2,418,442	2,352,274
Selected Statements of Income Data:
Net interest income	190,778	184,636	175,270	171,509	167,206
Net revenue (1)	276,053	271,240	260,069	240,261	232,296
Net income	54,608	53,115	50,041	49,111	35,512
Net income per common share – Basic	$0.98	$0.96	$0.94	$0.94	$0.66
Net income per common share – Diluted	$0.94	$0.92	$0.90	$0.90	$0.64
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.21%	3.21%	3.24%	3.29%	3.26%
Net interest margin - fully taxable equivalent (non-GAAP) (2)	3.23%	3.24%	3.27%	3.32%	3.29%
Non-interest income to average assets	1.32%	1.38%	1.44%	1.21%	1.16%
Non-interest expense to average assets	2.80%	2.82%	2.89%	2.70%	2.98%
Net overhead ratio (3)	1.48%	1.44%	1.46%	1.49%	1.82%
Return on average assets	0.85%	0.85%	0.85%	0.86%	0.63%
Return on average common equity	8.32%	8.20%	8.43%	8.55%	6.03%
Return on average tangible common equity (non-GAAP) (2)	10.68%	10.55%	11.12%	11.33%	8.12%
Average total assets	$25,611,060	$24,879,252	$23,754,755	$22,902,913	$22,225,112
Average total shareholders’ equity	2,689,876	2,651,684	2,465,732	2,389,770	2,347,545
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	89.6%	89.8%	92.4%	92.2%	90.2%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	89.9	90.3	92.9	93.0	91.0
Common Share Data at end of period:
Market price per common share	$72.57	$55.57	$51.00	$44.34	$48.52
Book value per common share (2)	$47.12	$46.86	$45.96	$44.67	$43.42
Tangible common book value per share (2)	$37.08	$37.06	$36.12	$34.20	$33.17
Common shares outstanding	51,880,540	51,714,683	51,619,155	48,518,998	48,383,279
Other Data at end of period:(6)
Leverage Ratio(4)	8.9%	9.0%	9.2%	8.7%	9.1%
Tier 1 Capital to risk-weighted assets (4)	9.7%	9.8%	10.1%	9.6%	10.0%
Common equity Tier 1 capital to risk-weighted assets (4)	8.6%	8.7%	8.9%	8.4%	8.4%
Total capital to risk-weighted assets (4)	11.9%	12.1%	12.4%	12.1%	12.2%
Allowance for credit losses (5)	$123,964	$119,341	$115,426	$111,201	$106,349
Non-performing loans	87,454	83,128	88,119	89,499	84,057
Allowance for credit losses to total loans (5)	0.63%	0.62%	0.64%	0.64%	0.62%
Non-performing loans to total loans	0.44%	0.44%	0.48%	0.51%	0.49%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	155	152	153	153	152

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2016	2016	2016	2016	2015
Assets
Cash and due from banks	$267,194	$242,825	$267,551	$208,480	$271,454
Federal funds sold and securities purchased under resale agreements	2,851	4,122	4,024	3,820	4,341
Interest bearing deposits with banks	980,457	816,104	693,269	817,013	607,782
Available-for-sale securities, at fair value	1,724,667	1,650,096	637,663	770,983	1,716,388
Held-to-maturity securities, at amortized cost	635,705	932,767	992,211	911,715	884,826
Trading account securities	1,989	1,092	3,613	2,116	448
Federal Home Loan Bank and Federal Reserve Bank stock	133,494	129,630	121,319	113,222	101,581
Brokerage customer receivables	25,181	25,511	26,866	28,266	27,631
Mortgage loans held-for-sale	418,374	559,634	554,256	314,554	388,038
Loans, net of unearned income, excluding covered loans	19,703,172	19,101,261	18,174,655	17,446,413	17,118,117
Covered loans	58,145	95,940	105,248	138,848	148,673
Total loans	19,761,317	19,197,201	18,279,903	17,585,261	17,266,790
Allowance for loan losses	(122,291)	(117,693)	(114,356)	(110,171)	(105,400)
Allowance for covered loan losses	(1,322)	(1,422)	(2,412)	(2,507)	(3,026)
Net loans	19,637,704	19,078,086	18,163,135	17,472,583	17,158,364
Premises and equipment, net	597,301	597,263	595,792	591,608	592,256
Lease investments, net	129,402	116,355	103,749	89,337	63,170
Accrued interest receivable and other assets	593,796	660,923	670,014	647,853	597,099
Trade date securities receivable	—	677	1,079,238	1,008,613	—
Goodwill	498,587	485,938	486,095	484,280	471,761
Other intangible assets	21,851	20,736	21,821	23,725	24,209
Total assets	$25,668,553	$25,321,759	$24,420,616	$23,488,168	$22,909,348
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$5,927,377	$5,711,042	$5,367,672	$5,205,410	$4,836,420
Interest bearing	15,731,255	15,436,613	14,674,078	14,011,661	13,803,214
Total deposits	21,658,632	21,147,655	20,041,750	19,217,071	18,639,634
Federal Home Loan Bank advances	153,831	419,632	588,055	799,482	853,431
Other borrowings	262,486	241,366	252,611	253,126	265,785
Subordinated notes	138,971	138,943	138,915	138,888	138,861
Junior subordinated debentures	253,566	253,566	253,566	253,566	268,566
Trade date securities payable	—	—	40,000	—	538
Accrued interest payable and other liabilities	505,450	446,123	482,124	407,593	390,259
Total liabilities	22,972,936	22,647,285	21,797,021	21,069,726	20,557,074
Shareholders’ Equity:
Preferred stock	251,257	251,257	251,257	251,257	251,287
Common stock	51,978	51,811	51,708	48,608	48,469
Surplus	1,365,781	1,356,759	1,350,751	1,194,750	1,190,988
Treasury stock	(4,589)	(4,522)	(4,145)	(4,145)	(3,973)
Retained earnings	1,096,518	1,051,748	1,008,464	967,882	928,211
Accumulated other comprehensive loss	(65,328)	(32,579)	(34,440)	(39,910)	(62,708)
Total shareholders’ equity	2,695,617	2,674,474	2,623,595	2,418,442	2,352,274
Total liabilities and shareholders’ equity	$25,668,553	$25,321,759	$24,420,616	$23,488,168	$22,909,348

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands, except per share data)	2016	2016	2016	2016	2015
Interest income
Interest and fees on loans	$199,155	$190,189	$178,530	$173,127	$169,501
Interest bearing deposits with banks	1,541	1,156	793	746	493
Federal funds sold and securities purchased under resale agreements	1	1	1	1	—
Investment securities	12,954	15,496	16,398	17,190	16,405
Trading account securities	32	18	14	11	25
Federal Home Loan Bank and Federal Reserve Bank stock	1,144	1,094	1,112	937	857
Brokerage customer receivables	186	195	216	219	206
Total interest income	215,013	208,149	197,064	192,231	187,487
Interest expense
Interest on deposits	16,413	15,621	13,594	12,781	12,617
Interest on Federal Home Loan Bank advances	2,439	2,577	2,984	2,886	2,684
Interest on other borrowings	1,074	1,137	1,086	1,058	1,007
Interest on subordinated notes	1,779	1,778	1,777	1,777	1,777
Interest on junior subordinated debentures	2,530	2,400	2,353	2,220	2,196
Total interest expense	24,235	23,513	21,794	20,722	20,281
Net interest income	190,778	184,636	175,270	171,509	167,206
Provision for credit losses	7,350	9,571	9,129	8,034	9,059
Net interest income after provision for credit losses	183,428	175,065	166,141	163,475	158,147
Non-interest income
Wealth management	19,512	19,334	18,852	18,320	18,634
Mortgage banking	35,489	34,712	36,807	21,735	23,317
Service charges on deposit accounts	8,054	8,024	7,726	7,406	7,210
Gains (losses) on investment securities, net	1,575	3,305	1,440	1,325	(79)
Fees from covered call options	1,476	3,633	4,649	1,712	3,629
Trading gains (losses), net	1,007	(432)	(316)	(168)	205
Operating lease income, net	5,171	4,459	4,005	2,806	1,973
Other	12,991	13,569	11,636	15,616	10,201
Total non-interest income	85,275	86,604	84,799	68,752	65,090
Non-interest expense
Salaries and employee benefits	104,735	103,718	100,894	95,811	99,780
Equipment	9,532	9,449	9,307	8,767	8,799
Operating lease equipment depreciation	4,219	3,605	3,385	2,050	1,202
Occupancy, net	14,254	12,767	11,943	11,948	13,062
Data processing	7,687	7,432	7,138	6,519	7,284
Advertising and marketing	6,691	7,365	6,941	3,779	5,373
Professional fees	5,425	5,508	5,419	4,059	4,387
Amortization of other intangible assets	1,158	1,085	1,248	1,298	1,324
FDIC insurance	4,726	3,686	4,040	3,613	3,317
OREO expense, net	1,843	1,436	1,348	560	2,598
Other	20,101	20,564	19,306	15,326	19,703
Total non-interest expense	180,371	176,615	170,969	153,730	166,829
Income before taxes	88,332	85,054	79,971	78,497	56,408
Income tax expense	33,724	31,939	29,930	29,386	20,896
Net income	$54,608	$53,115	$50,041	$49,111	$35,512
Preferred stock dividends and discount accretion	3,629	3,628	3,628	3,628	3,629
Net income applicable to common shares	$50,979	$49,487	$46,413	$45,483	$31,883
Net income per common share - Basic	$0.98	$0.96	$0.94	$0.94	$0.66
Net income per common share - Diluted	$0.94	$0.92	$0.90	$0.90	$0.64
Cash dividends declared per common share	$0.12	$0.12	$0.12	$0.12	$0.11
Weighted average common shares outstanding	51,812	51,679	49,140	48,448	48,371
Dilutive potential common shares	4,152	4,047	3,965	3,820	4,005
Average common shares and dilutive common shares	55,964	55,726	53,105	52,268	52,376

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Balance:
Commercial	$6,005,422	$5,951,544	$5,144,533	$4,890,246	$4,713,909
Commercial real estate	6,196,087	5,908,684	5,848,334	5,737,959	5,529,289
Home equity	725,793	742,868	760,904	774,342	784,675
Residential real estate	705,221	663,598	653,664	626,043	607,451
Premium finance receivables - commercial	2,478,581	2,430,233	2,478,280	2,320,987	2,374,921
Premium finance receivables - life insurance	3,470,027	3,283,359	3,161,562	2,976,934	2,961,496
Consumer and other	122,041	120,975	127,378	119,902	146,376
Total loans, net of unearned income, excluding covered loans	$19,703,172	$19,101,261	$18,174,655	$17,446,413	$17,118,117
Covered loans	58,145	95,940	105,248	138,848	148,673
Total loans, net of unearned income	$19,761,317	$19,197,201	$18,279,903	$17,585,261	$17,266,790
Mix:
Commercial	30%	31%	28%	28%	27%
Commercial real estate	31	31	31	32	32
Home equity	4	4	4	4	5
Residential real estate	4	3	4	4	3
Premium finance receivables - commercial	12	13	14	13	14
Premium finance receivables - life insurance	18	17	17	17	17
Consumer and other	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	100%	100%	99%	99%	99%
Covered loans	—	—	1	1	1
Total loans, net of unearned income	100%	100%	100%	100%	100%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Balance:
Non-interest bearing	$5,927,377	$5,711,042	$5,367,672	$5,205,410	$4,836,420
NOW and interest bearing demand deposits	2,624,442	2,552,611	2,450,710	2,369,474	2,390,217
Wealth management deposits (1)	2,209,617	2,283,233	1,904,121	1,761,710	1,643,653
Money market	4,441,811	4,421,631	4,384,134	4,157,083	4,041,300
Savings	2,180,482	1,977,661	1,851,863	1,766,552	1,723,367
Time certificates of deposit	4,274,903	4,201,477	4,083,250	3,956,842	4,004,677
Total deposits	$21,658,632	$21,147,655	$20,041,750	$19,217,071	$18,639,634
Mix:
Non-interest bearing	27%	27%	27%	27%	26%
NOW and interest bearing demand deposits	12	12	12	12	13
Wealth management deposits (1)	10	11	10	9	9
Money market	21	21	22	22	22
Savings	10	9	9	9	9
Time certificates of deposit	20	20	20	21	21
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Net interest income - FTE	$192,276	$186,192	$176,733	$172,944	$168,515
Call option income	1,476	3,633	4,649	1,712	3,629
Net interest income including call option income	$193,752	$189,825	$181,382	$174,656	$172,144
Yield on earning assets	3.64%	3.65%	3.67%	3.71%	3.69%
Rate on interest-bearing liabilities	0.58	0.58	0.56	0.55	0.55
Rate spread	3.06%	3.07%	3.11%	3.16%	3.14%
Less: Fully tax-equivalent adjustment	(0.02)	(0.03)	(0.03)	(0.03)	(0.03)
Net free funds contribution	0.17	0.17	0.16	0.16	0.15
Net interest margin (GAAP-derived)	3.21%	3.21%	3.24%	3.29%	3.26%
Fully tax-equivalent adjustment	0.02	0.03	0.03	0.03	0.03
Net interest margin - FTE	3.23%	3.24%	3.27%	3.32%	3.29%
Call option income	0.02	0.06	0.09	0.03	0.07
Net interest margin - FTE, including call option income	3.25%	3.30%	3.36%	3.35%	3.36%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Years Ended December 31,
(Dollars in thousands)	2016	2015	2014	2013	2012
Net interest income - FTE	$728,145	$646,238	$601,744	$552,887	$521,463
Call option income	11,470	15,364	7,859	4,773	10,476
Net interest income including call option income	$739,615	$661,602	$609,603	$557,660	$531,939
Yield on earning assets	3.67%	3.76%	3.96%	4.01%	4.21%
Rate on interest-bearing liabilities	0.57	0.54	0.55	0.63	0.86
Rate spread	3.10%	3.22%	3.41%	3.38%	3.35%
Less: Fully tax-equivalent adjustment	(0.02)	(0.02)	(0.02)	(0.01)	(0.02)
Net free funds contribution	0.16	0.14	0.12	0.12	0.14
Net interest margin (GAAP-derived)	3.24%	3.34%	3.51%	3.49%	3.47%
Fully tax-equivalent adjustment	0.02	0.02	0.02	0.01	0.02
Net interest margin - FTE	3.26%	3.36%	3.53%	3.50%	3.49%
Call option income	0.05	0.08	0.05	0.03	0.07
Net interest margin - FTE, including call option income	3.31%	3.44%	3.58%	3.53%	3.56%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2016	2016	2016	2016	2015
Liquidity management assets	$3,860,616	$3,671,577	$3,413,113	$3,300,138	$3,245,393
Other earning assets	27,608	29,875	29,759	28,731	29,792
Loans, net of unearned income	19,711,504	19,071,621	18,204,552	17,508,593	16,889,922
Covered loans	59,827	101,570	109,533	141,351	154,846
Total earning assets	$23,659,555	$22,874,643	$21,756,957	$20,978,813	$20,319,953
Allowance for loan and covered loan losses	(122,665)	(121,156)	(116,984)	(112,028)	(109,448)
Cash and due from banks	221,892	240,239	272,935	259,343	260,593
Other assets	1,852,278	1,885,526	1,841,847	1,776,785	1,754,014
Total assets	$25,611,060	$24,879,252	$23,754,755	$22,902,913	$22,225,112
Interest-bearing deposits	$15,567,263	$15,117,102	$14,065,995	$13,717,333	$13,606,046
Federal Home Loan Bank advances	388,780	459,198	946,081	825,104	441,669
Other borrowings	240,174	249,307	248,233	257,384	269,738
Subordinated notes	138,953	138,925	138,898	138,870	138,852
Junior subordinated debentures	253,566	253,566	253,566	257,687	268,566
Total interest-bearing liabilities	$16,588,736	$16,218,098	$15,652,773	$15,196,378	$14,724,871
Non-interest bearing deposits	5,902,439	5,566,983	5,223,384	4,939,746	4,776,977
Other liabilities	430,009	442,487	412,866	377,019	375,719
Equity	2,689,876	2,651,684	2,465,732	2,389,770	2,347,545
Total liabilities and shareholders’ equity	$25,611,060	$24,879,252	$23,754,755	$22,902,913	$22,225,112
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Yield earned on:
Liquidity management assets	1.70%	2.03%	2.27%	2.41%	2.28%
Other earning assets	3.37%	2.96%	3.21%	3.31%	3.26%
Loans, net of unearned income	4.01%	3.96%	3.92%	3.94%	3.95%
Covered loans	6.38%	4.45%	5.44%	5.72%	4.79%
Total earning assets	3.64%	3.65%	3.67%	3.71%	3.69%
Rate paid on:
Interest-bearing deposits	0.42%	0.41%	0.39%	0.37%	0.37%
Federal Home Loan Bank advances	2.50%	2.23%	1.27%	1.41%	2.41%
Other borrowings	1.78%	1.81%	1.76%	1.65%	1.48%
Subordinated notes	5.12%	5.12%	5.12%	5.12%	5.12%
Junior subordinated debentures	3.90%	3.70%	3.67%	3.41%	3.20%
Total interest-bearing liabilities	0.58%	0.58%	0.56%	0.55%	0.55%
Interest rate spread	3.06%	3.07%	3.11%	3.16%	3.14%
Less: Fully tax-equivalent adjustment	(0.02)	(0.03)	(0.03)	(0.03)	(0.03)
Net free funds/contribution	0.17	0.17	0.16	0.16	0.15
Net interest margin (GAAP)	3.21%	3.21%	3.24%	3.29%	3.26%
Fully tax-equivalent adjustment	0.02	0.03	0.03	0.03	0.03
Net interest margin - FTE	3.23%	3.24%	3.27%	3.32%	3.29%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2016	2016	2016	2016	2015
Brokerage	$6,408	$6,752	$6,302	$6,057	$6,850
Trust and asset management	13,104	12,582	12,550	12,263	11,784
Total wealth management	19,512	19,334	18,852	18,320	18,634
Mortgage banking	35,489	34,712	36,807	21,735	23,317
Service charges on deposit accounts	8,054	8,024	7,726	7,406	7,210
Gains (losses) on investment securities, net	1,575	3,305	1,440	1,325	(79)
Fees from covered call options	1,476	3,633	4,649	1,712	3,629
Trading gains (losses), net	1,007	(432)	(316)	(168)	205
Operating lease income, net	5,171	4,459	4,005	2,806	1,973
Other:
Interest rate swap fees	2,870	2,881	1,835	4,438	2,343
BOLI	981	884	1,257	472	1,463
Administrative services	1,115	1,151	1,074	1,069	1,101
(Loss) gain on extinguishment of debt	(717)	—	—	4,305	—
Miscellaneous	8,742	8,653	7,470	5,332	5,294
Total other income	12,991	13,569	11,636	15,616	10,201
Total Non-Interest Income	$85,275	$86,604	$84,799	$68,752	$65,090
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(In thousands)	2016	2016	2016	2016	2015
Salaries and employee benefits:
Salaries	$53,108	$54,309	$52,924	$50,282	$50,982
Commissions and incentive compensation	35,744	33,740	32,531	26,375	31,222
Benefits	15,883	15,669	15,439	19,154	17,576
Total salaries and employee benefits	104,735	103,718	100,894	95,811	99,780
Equipment	9,532	9,449	9,307	8,767	8,799
Operating lease equipment depreciation	4,219	3,605	3,385	2,050	1,202
Occupancy, net	14,254	12,767	11,943	11,948	13,062
Data processing	7,687	7,432	7,138	6,519	7,284
Advertising and marketing	6,691	7,365	6,941	3,779	5,373
Professional fees	5,425	5,508	5,419	4,059	4,387
Amortization of other intangible assets	1,158	1,085	1,248	1,298	1,324
FDIC insurance	4,726	3,686	4,040	3,613	3,317
OREO expense, net	1,843	1,436	1,348	560	2,598
Other:
Commissions - 3rd party brokers	1,165	1,362	1,324	1,310	1,321
Postage	1,955	1,889	2,038	1,302	1,892
Miscellaneous	16,981	17,313	15,944	12,714	16,490
Total other expense	20,101	20,564	19,306	15,326	19,703
Total Non-Interest Expense	$180,371	$176,615	$170,969	$153,730	$166,829

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Allowance for loan losses at beginning of period	$117,693	$114,356	$110,171	$105,400	$102,996
Provision for credit losses	7,357	9,741	9,269	8,423	9,196
Other adjustments	33	(112)	(134)	(78)	(243)
Reclassification (to) from allowance for unfunded lending-related commitments	(25)	(579)	(40)	(81)	13
Charge-offs:
Commercial	3,054	3,469	721	671	1,369
Commercial real estate	375	382	502	671	2,734
Home equity	326	574	2,046	1,052	680
Residential real estate	410	134	693	493	211
Premium finance receivables - commercial	1,843	1,959	1,911	2,480	2,676
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	205	389	224	107	179
Total charge-offs	6,213	6,907	6,097	5,474	7,849
Recoveries:
Commercial	668	176	121	629	315
Commercial real estate	1,916	364	296	369	491
Home equity	300	65	71	48	183
Residential real estate	21	61	31	112	55
Premium finance receivables - commercial	498	456	633	787	223
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	43	72	35	36	20
Total recoveries	3,446	1,194	1,187	1,981	1,287
Net charge-offs	(2,767)	(5,713)	(4,910)	(3,493)	(6,562)
Allowance for loan losses at period end	$122,291	$117,693	$114,356	$110,171	$105,400
Allowance for unfunded lending-related commitments at period end	1,673	1,648	1,070	1,030	949
Allowance for credit losses at period end	$123,964	$119,341	$115,426	$111,201	$106,349
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.16%	0.24%	0.05%	0.00%	0.09%
Commercial real estate	(0.10)	0.00	0.01	0.02	0.16
Home equity	0.01	0.27	1.03	0.52	0.25
Residential real estate	0.13	0.03	0.26	0.17	0.07
Premium finance receivables - commercial	0.22	0.24	0.21	0.29	0.41
Premium finance receivables - life insurance	0.00	0.00	0.00	0.00	0.00
Consumer and other	0.47	0.92	0.57	0.20	0.37
Total loans, net of unearned income, excluding covered loans	0.06%	0.12%	0.11%	0.08%	0.15%
Net charge-offs as a percentage of the provision for credit losses	37.61%	58.65%	52.97%	41.47%	71.35%
Loans at period-end	$19,703,172	$19,101,261	$18,174,655	$17,446,413	$17,118,117
Allowance for loan losses as a percentage of loans at period end	0.62%	0.62%	0.63%	0.63%	0.62%
Allowance for credit losses as a percentage of loans at period end	0.63%	0.62%	0.64%	0.64%	0.62%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016	2016	2016	2016	2015
Loans past due greater than 90 days and still accruing(1):
Commercial	$174	$—	$235	$338	$541
Commercial real estate	—	—	—	1,260	—
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables - commercial	7,962	7,754	10,558	9,548	10,294
Premium finance receivables - life insurance	3,717	—	—	1,641	—
Consumer and other	144	60	163	180	150
Total loans past due greater than 90 days and still accruing	11,997	7,814	10,956	12,967	10,985
Non-accrual loans(2):
Commercial	15,875	16,418	16,801	12,373	12,712
Commercial real estate	21,924	22,625	24,415	26,996	26,645
Home equity	9,761	9,309	8,562	9,365	6,848
Residential real estate	12,749	12,205	12,413	11,964	12,043
Premium finance receivables - commercial	14,709	14,214	14,497	15,350	14,561
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	439	543	475	484	263
Total non-accrual loans	75,457	75,314	77,163	76,532	73,072
Total non-performing loans:
Commercial	16,049	16,418	17,036	12,711	13,253
Commercial real estate	21,924	22,625	24,415	28,256	26,645
Home equity	9,761	9,309	8,562	9,365	6,848
Residential real estate	12,749	12,205	12,413	11,964	12,043
Premium finance receivables - commercial	22,671	21,968	25,055	24,898	24,855
Premium finance receivables - life insurance	3,717	—	—	1,641	—
Consumer and other	583	603	638	664	413
Total non-performing loans	$87,454	$83,128	$88,119	$89,499	$84,057
Other real estate owned	17,699	19,933	22,154	24,022	26,849
Other real estate owned - from acquisitions	22,583	15,117	15,909	16,980	17,096
Other repossessed assets	581	428	420	171	174
Total non-performing assets	$128,317	$118,606	$126,602	$130,672	$128,176
TDRs performing under the contractual terms of the loan agreement	29,911	29,440	33,310	34,949	42,744
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.27%	0.28%	0.33%	0.26%	0.28%
Commercial real estate	0.35	0.38	0.42	0.49	0.48
Home equity	1.34	1.25	1.13	1.21	0.87
Residential real estate	1.81	1.84	1.90	1.91	1.98
Premium finance receivables - commercial	0.91	0.90	1.01	1.07	1.05
Premium finance receivables - life insurance	0.11	—	—	0.06	—
Consumer and other	0.48	0.50	0.50	0.55	0.28
Total loans, net of unearned income	0.44%	0.44%	0.48%	0.51%	0.49%
Total non-performing assets as a percentage of total assets	0.50%	0.47%	0.52%	0.56%	0.56%
Allowance for loan losses as a percentage of total non-performing loans	139.83%	141.58%	129.78%	123.10%	125.39%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)
Non-accrual loans included TDRs totaling $11.8 million, $14.8 million, $16.3 million, $17.6 million and $9.1 million as of December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015, respectively.